SCHEDULE 14C

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[ ] Definitive Information Statement


                                GOLDEN SOIL, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

       [ ]  No fee required.
       [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

                          Common Stock, par value $.001
                          -----------------------------

     2)   Aggregate number of securities to which transaction applies:

                        3,787,500 shares of common stock
                        --------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    $ 0.0003 (One Third of Par Value pursuant to Section 240.0-11(c) and (a)(4).
     --------------------------------------------------------------------------
     Company has accumulated capital deficit.)
     -----------------------------------------

     4)   Proposed maximum aggregate value of transaction:

                                     $1,136.25
                                     ---------

     5)   Total fee paid:
                                $75
                                ---
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

                  -------------------

         2)   Form, Schedule or Registration Statement No.:

                  -------------------


         3)   Filing Party:

                  -------------------


         4)   Date Filed:

                  -------------------

                                GOLDEN SOIL, INC.

                              INFORMATION STATEMENT
                                    REGARDING
                              SHAREHOLDER MAJORITY
                         ACTION AS OF NOVEMBER 30, 2000

                                GOLDEN SOIL, INC.

                              INFORMATION STATEMENT
               SHAREHOLDER MAJORITY ACTION AS OF NOVEMBER 30, 2000


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT A MAJORITY ACTION OF SHAREHOLDERS (THE "ACTION") OF GOLDEN SOIL, INC. ("GOLDEN SOIL") WAS TAKEN ON N NOVEMBER 29, 2000 BY THE MAJORITY SHAREHOLDERS IN ACCORDANCE WITH SECTIONS
78.315 AND 78.320, RESPECTIVELY OF THE NEVADA REVISED STATUTES. THESE TEN PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF GOLDEN SOIL NECESSARY FOR THE ADOPTION OF THE ACTION.

     1.   To approve the amendment of the Articles of Incorporation to:

          a.   change the name of Golden Soil to "Merilus, Inc.", and

          b.   to create two classes of shares, common and preferred;

     2. To approve the Reorganization Agreement between Golden Soil, Merilus Technologies Inc., 613636 British Columbia Corporation, and the stockholders of Merilus Technologies Inc.;

     3. To elect nine persons to Golden Soil's Board of Directors to serve until the next annual general meeting of shareholders and until their respective successors are elected and qualify;

     4.   To adopt a stock option plan; and

     5.   To  approve  employment   agreements  with  Messrs.   Dana  Epp,  Chad
          Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek.

SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 29, 2000 WILL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,



/s/ Xenios Xenopoulos /s/
---------------------------------
XENIOS XENOPOULOS, PRESIDENT


Approximate date of mailing: December 4, 2000

                                GOLDEN SOIL, INC.

                            Aluminum Tower 5th Floor
                     2 Limassol Avenue, 2003 Nicosia, Cyprus

                     INFORMATION STATEMENT FOR SHAREHOLDERS

The  Board  of  Directors  of  Golden  Soil,  Inc.,  a Nevada  corporation  (the
"Company") is furnishing this INFORMATION STATEMENT to shareholders in connection with a majority action of shareholders (the "Action") of Golden Soil, Inc. ("Golden Soil") taken on November 29, 2000, in accordance with sections
78.315 and 78.320, respectively of the Nevada Revised Statutes. These ten persons collectively own in excess of the required majority of the outstanding voting securities of Golden Soil necessary for the adoption of the action. The following matters were approved:

     o    certain amendments to the Articles of Incorporation of Golden Soil,
     o the reorganization agreement between Golden Soil, Merilus Technologies Inc., 613636 British Columbia Inc., and the stockholders of Merilus Technologies Inc.,
     o the entering into employment agreements with Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek,
     o    a stock option plan, and
     o electing the nine persons who are to form Golden Soil's Board of Directors for the ensuing year.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about November 27, 2000. This Information Statement constitutes notice to Golden Soil's stockholders of corporate action by stockholders without a meeting as required by Chapter 78 of the Nevada Revised Statutes. This Information Statement is accompanied by Golden Soil's Annual Report for the fiscal year ended December 31, 1999. The Annual Report includes Golden Soil's most recent Annual Report on Form 10-KSB which has been previously filed with the Securities and Exchange Commission.

The date of this Information Statement is November 27, 2000.




                                TABLE OF CONTENTS


                                                                                                               Page

QUESTIONS AND ANSWERS.............................................................................................1

GENERAL INFORMATION...............................................................................................4
         Outstanding Shares and Voting Rights.....................................................................4
         Approval of the Name Change and Amendment to the Authorized Share Capital.  .............................4
         Election of New Directors................................................................................4
         Record Date..............................................................................................4
         Expenses of Information Statement........................................................................5
         Interest of Certain Persons in Matters to Be Acted on....................................................5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...................................................................5

AMENDMENT TO ARTICLES OF INCORPORATION............................................................................6
         Name Change..............................................................................................6
         Amendment to Authorized Share Capital....................................................................6

TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES......................................................7
         Background of the Reorganization.........................................................................7
         Reasons for Approval by the Majority Shareholders and Board of Directors.................................8
         Accounting Treatment of the Reorganization...............................................................8
         Mechanics................................................................................................8
         Regulatory Approvals.....................................................................................9
         Description of Exchangeable Shares.......................................................................9
         Resale of Exchangeable Shares and Shares of Common Stock of Golden Soil to be Received in the
                  Reorganization.................................................................................11
         Share Structure After Reorganization....................................................................12
         Summary of Terms of Reorganization Agreement............................................................12
         Related Transactions....................................................................................15
         Material Terms of the Common Stock......................................................................17
         Summary of Private Placements...........................................................................18
         Registration Rights.....................................................................................19
         Summary of Pro Forma Financial Statements...............................................................19
         Risks Related to the Reorganization.....................................................................20
         Certain Federal Income Tax Consequences.................................................................21

INFORMATION CONCERNING MERILUS...................................................................................21
         History of Merilus......................................................................................21
         General Description of Business of Merilus..............................................................22
         Industry Overview.......................................................................................22
         The Merilus Solution....................................................................................24
         Business Strategy.......................................................................................25
         Description of Products and Services....................................................................25
         Description of Services.................................................................................27
         Sales and Marketing and Distribution....................................................................27
         Target Markets..........................................................................................27
         Customer Relationship Management........................................................................28
         Research and Development................................................................................28
         Competition.............................................................................................29
         Government Regulation...................................................................................29
         Proprietary Rights......................................................................................29





         Employees...............................................................................................29
         Facilities..............................................................................................30
         Selected Financial Data.................................................................................30
         Management Discussion and Analysis of Financial Condition and Results of Operations.....................30
         Risks Related to the Business of Merilus................................................................31
         Forward-looking Statements..............................................................................34

ELECTION OF DIRECTORS............................................................................................34
         Information Concerning Nominees.........................................................................35
         Executive Compensation..................................................................................36
         Board of Directors Report on Executive Compensation.....................................................37
         Stock Options...........................................................................................38
         Familial Relationships..................................................................................38
         Indemnification.........................................................................................38

2000 STOCK OPTION PLAN...........................................................................................38
         General  ...............................................................................................38
         Administration..........................................................................................38
         Eligibility; Limitations of Options.....................................................................39
         Terms and Conditions of Options.........................................................................39
         Adjustments of Options on Changes in Capitalization.....................................................40
         Amendment and Termination of the Plan...................................................................40
         Federal Income Tax Consequences of Options..............................................................41

INDEPENDENT ACCOUNTANTS..........................................................................................41

WHERE YOU CAN FIND MORE INFORMATION..............................................................................41

INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................42

EXHIBIT 3.1 - Amendment to Articles of Incorporation.............................................................43
                  Certificate of Amendment to Articles of Incorporation of Golden Soil, Inc.

EXHIBIT 10.1 - Agreement and Plan of Reorganization..............................................................46

EXHIBIT 10.2 - Merilus, Inc. 2000 Stock Plan....................................................................148

EXHIBIT 99.1 - Golden Soil, Inc. - Unaudited Proforma Financial Statements......................................161

EXHIBIT 99.2 -  Merilus Technologies Inc. - Audited Financial Statements........................................163



                              QUESTIONS AND ANSWERS


Q:   What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Ten shareholders holding a majority of the outstanding voting common stock of Golden Soil (the "Majority Shareholders") have already approved:

     o    a change in the name of Golden Soil to "Merilus, Inc.";
     o an amendment the articles of incorporation to create two classes of shares, common and preferred, in Golden Soil;
     o the reorganization agreement dated October 19, 2000, between Golden Soil, Merilus Technologies Inc., 613636 British Columbia, Inc. and the stockholders of Merilus Technologies Inc.;
     o    a stock option plan;
     o    the election of nine persons to the Board of Directors of Golden Soil;
          and
     o entering into employment agreements with Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek.

Q: Why have the Board of Directors and the Majority Shareholders agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of the agreement and plan of reorganization dated October 19, 2000 (the "Reorganization Agreement") entered into by Golden Soil, Merilus Technologies Inc. ("Merilus"), 613636 British Columbia, Inc. ("GS Sub"), a wholly owned subsidiary of Golden Soil formed for the purpose of this transaction, and the stockholders of Merilus (the "Merilus Stockholders").

Q:   What are the basic terms of the transaction with Merilus?

A: Under the terms of the Reorganization Agreement the Merilus Stockholders will receive a newly created class of shares of Merilus referred to as "Exchangeable Shares" in exchange for their shares of common stock of Merilus. The Exchangeable Shares may be exchanged into 3,787,500 shares of common stock of Golden Soil at anytime. Merilus in turn will issue 10,000 shares of its common stock to Golden Soil. The stockholders of Merilus Technologies Inc. as a result of the Reorganization Agreement will hold approximately 35.94 % of Golden Soil's total issued and outstanding share capital as of November 24, 2000. You will retain all of your present stockholdings in Golden Soil and are not required to do anything.

     In connection with the Reorganization Agreement, Golden Soil has agreed to:

     o Carry out a private placement warrant offering of 2,000,000 warrants, each warrant is exercisable for one share of common stock of Golden Soil at $1.00 per share and a private placement offering of a minimum of 1,000,000 to a maximum of 2,000,000 shares at a purchase price of not less than $5.00 per share to be completed within 60 days from closing the Reorganization Agreement.

     o Provide Merilus Technologies Inc. with a serious of bridge loans totaling not less than $2,000,000 from all private placement funds received by Golden Soil immediately on receipt of such funds.

     o Cause Merilus Technologies Inc. to enter into employment agreements with Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek immediately after closing the Reorganization Agreement.

     o Adopt a stock option plan to issue up to 1,400,000 shares of common stock of Golden Soil.

     o Amend the articles of incorporation to change the name of Golden Soil to "Merilus, Inc." and to create a special preferred class of shares.

     o Enter into a support agreement, voting and exchange trust agreement, registration rights agreement and an escrow agreement on closing the Reorganization Agreement.

Q. Why are the Merilus Stockholders receiving Exchangeable Shares instead of shares of common stock of Golden Soil and what are Exchangeable Shares?

A. The transaction was structured using Exchangeable Shares to enable the Merilus Stockholders to defer all or a portion of any taxable capital gain which otherwise would be payable on the disposition of their shares of common stock of Merilus for shares of Golden Soil.

     The Exchangeable Shares will be securities of Merilus that are, as nearly as practicable, the voting and economic equivalent of shares of common stock of Golden Soil. The holders of Exchangeable Shares will have the following rights and conditions pursuant to the Exchangeable Shares provisions, the support agreement, and the voting and exchange trust agreement:

     o the right to exchange such shares for shares of common stock of Golden Soil on a one- for-one basis as discussed below;
     o the right to receive dividends, on a per share basis, in amounts (or property in the case of non-cash dividends) which are the same as, and which are payable at the same time as, dividends declared on shares of common stock of Golden Soil;
     o the right to vote, on a per share equivalent basis, at all stockholder meetings at which shares of common stock of Golden Soil are entitled to vote pursuant to the terms of a special voting share in the capital of Golden Soil carrying that number of votes which is equal to the number of outstanding Exchangeable Shares (which are not held by Golden Soil or its affiliates); and
     o the right to participate, on a per share equivalent basis, in a liquidation, dissolution, or other winding-up of Golden Soil, on a pro rata basis with the holders of shares of common stock of Golden Soil in the distribution of assets of Golden Soil pursuant to the terms of a mandatory exchange of Exchangeable Shares for shares of common stock of Golden Soil.
     o The Exchangeable Shares will have no separate economic or voting rights in Merilus, except as required by law or contractual right.
     o Subject to the retraction call right (as defined in the Exchangeable Shares provisions) of Golden Soil, holders of Exchangeable Shares will be entitled at any time to require Golden Soil to redeem any or all of the Exchangeable Shares held by such holder (the "Retraction Right") for an amount per share equal to the current market price of shares of common stock of Golden Soil on the date of retraction, which will be satisfied in full by Golden Soil by delivery to the holder of one share of common stock of Golden Soil for each Exchangeable Share.
     o The Exchangeable Shares are redeemable by Golden Soil or Merilus at any time on or after ten years from the closing date, or any time on or after the date that there are fewer than 378,750 Exchangeable
          Shares outstanding. The Exchangeable Shares may be redeemed by delivery to each holder of Exchangeable Shares one share of common stock of Golden Soil for each Exchangeable Share held by such holder, together with the dividend amount applicable to such Exchangeable Shares if any such dividend amount exists.

Q: Will I recognize gain or loss in connection with the transaction with Merilus?

A: No. We expect the transaction to qualify as tax-free reorganization for United States federal income tax purposes.

Q:   Do I have appraisal rights?

A: No. Under Nevada law, which governs the transaction, stockholders of Golden Soil are not entitled to appraisal rights.

Q:   Are there any conditions to the transaction with Merilus?

A:   Yes. There are several conditions, including the following:

     o Golden Soil must file all reports that it is required to file with the Securities and Exchange Commission;
     o    approval of the name change of Golden Soil;
     o provision of a bridge loans to Merilus in the aggregate amount of $2,000,000 by November 15, 2000;
     o adoption of a stock option plan for grant of options for up to 1,400,000 shares;
     o resignation of the existing Board of Directors of Golden Soil and the appointment of nine nominee directors;
     o Golden Soil must enter into and or cause its subsidiaries to enter into the following agreements on closing which support the transaction:
     o employment agreements having been entered into by Golden Soil or it's proposed subsidiaries with Messrs. Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek;
     o voting and exchange trust agreement; o support agreement; o escrow agreement; and o registration rights agreement.

Q:   What business is conducted by Merilus?

A: Established in 1996 and incorporated in 1997, Merilus provides secure communications solutions to organizations needing to connect computer networks at multiple locations together and/or connect to the internet. Merilus' core focus is in using the linux operating system to create these solutions to maximize stability, usability, and scalability while, at the same time, minimizing costs and administrative overhead. Merilus is a development stage company with executive offices at #307, 46165 Yale Road, Chilliwack, British Columbia V2R 3C7. Merilus's main telephone number is 604-792-0100 and web site address is http://www.merilus.com (See "GENERAL INFORMATION.")

Q:   Are there risks involved in the transaction with Merilus?

A: Yes. After the transaction is completed, Golden Soil's success will be totally dependent on the success of Merilus. Merilus is a development stage company and has not been profitable since its inception in 1996. There are no assurances that Merilus's operations will be profitable after the closing of the transaction. (See "TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES - Risks Related to the Reorganization," and "INFORMATION CONCERNING MERILUS - Risks Related to the Business of Merilus")

Q:   When do you expect to complete the transaction with Merilus?

A: Within approximately a month after the date of this Information Statement. As mentioned previously, there are several conditions to the closing of the transaction.

Q:   Who can I call with questions?

A:   Please call our legal counsel at 604-659-9188.

                               GENERAL INFORMATION
                               -------------------

Outstanding Shares and Voting Rights

At November 24, 2000, (the "Record Date"), Golden Soil had 6,750,000 shares of Common Stock, par value $0.001 outstanding. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of Common Stock is entitled to one vote. The outstanding shares of Common Stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on the amendments to Golden Soil's Articles of Incorporation, were held by approximately twenty-seven (27)
stockholders of record. In connection with the Merilus transaction (the "Reorganization"), Golden Soil and the Majority Shareholders have agreed: to amend the Articles of Incorporation of Golden Soil to change the name of Golden Soil to Merilus, Inc. and create two classes of shares, common and preferred; approve the Reorganization Agreement and related transactions; adopt a stock option plan; and elect nine directors to the Board of Golden Soil. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the name change and new share provisions is set forth in Exhibit 3.1 to this Information Statement.

Following the name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will contain a legend noting the change in name or will be issued bearing the new name, but this in no way will affect the validity of your current share certificates.

Approval of the Name Change and Amendment to the Authorized Share Capital.

The proposed change of Golden Soil's name to "Merilus, Inc." is intended to convey more clearly a sense of Golden Soil's business after the acquisition of Merilus. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of Golden Soil.

The proposed change of Golden Soil's share capital is necessary in order to provide the Merilus Stockholders receiving Exchangeable Shares with the same voting rights in Golden Soil as if the Merilus Stockholders held shares of common stock of Golden Soil. This is accomplished by creating a special class of voting shares, all of which will be held by a trustee pursuant to a voting and exchange trust agreement for the benefit of the Merilus Stockholders. The number of votes attached to these special voting shares is equal to the number of shares of common stock of Golden Soil into which the Exchangeable Shares are exchangeable.

Majority Shareholders holding a total of 3,376,000 shares of Common Stock (50.01%), have already agreed to the foregoing actions.

Election of New Directors

The Reorganization Agreement requires that nine new directors be appointed and elected to the Board of Directors of Golden Soil. The Articles of Golden Soil give the Board of Directors or a majority of the stockholders of Golden Soil the authority to determine the number of directors, to increase or decrease the number of directors and to fill vacancies or eliminate vacancies by resolution of the Board of Directors or stockholders. The Board of Directors has set the number of directors on closing the Reorganization Agreement at nine. The directors must receive a plurality of the votes cast for director. The Articles of Incorporation of Golden Soil do not allow for cumulative voting. The Majority Shareholders holding a total of 3,376,000 shares of Common Stock or 50.01% of the outstanding shares of Common Stock have voted to elect the following persons: Messrs. John Paul DeJoria, Gerald C. Allen, Gene Hoffman, Jr., Aaron Fleck, Myron Gushlak, Dana Epp, Kevin Traas, Ross Mrazek and Bruce Davies.

Record Date

The close of business  November 24, 2000,  has been fixed as the record date for
the   determination  of  shareholders   entitled  to  receive  this  Information
Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by Golden Soil, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the shares of common stock of Golden Soil held of record by such persons and that Golden Soil will reimburse them for their reasonable expenses incurred in connection with this request.

Interest of Certain Persons in Matters to Be Acted on

Golden Soil has loaned Merilus $2,000,000 in exchange for Merilus delivering a series of security notes payable with interest at the rate of 8% per annum. The proceeds of this loan are to be used by Merilus as set out in the use of proceeds section of found in this Information Statement under the heading "TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES - Summary of Private Placements".


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of shares of common stock of Golden Soil immediately before and after consummation of the Merilus transaction and after the issuance of the 2,000,000 shares of common stock of Golden Soil in the process or being issued, with respect to shareholders who were known to Golden Soil to be beneficial owners of more than 5% of the Common Stock as of November 24, 2000, and officers and directors of Golden Soil before and after the Reorganization individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.


                                         Shares Beneficially Owned(1)            Percent of Voting Stock(1) (2)

Name and Address of Beneficial           Before               After               Before              After
Owner                                    Reorganization       Reorganization      Reorganization      Reorganization
---------------------------------        --------------       --------------      --------------      --------------

Xenios Xenopoulous(3)                    196,750              196,750             2.91%               1.57%
Aluminum Tower 5th Floor
2 Limassol Avenue, 2003 Nicosia,
Cyprus

Gerald C. Allen (4)                      0                    0                   0%                  0%
5858 Westheimer, Suite 708
Houston, Texas 77057

Dana Epp (4)                             0                    825,000             0%                  6.58%
#60 - 46360 Valleyview Road
Chilliwack, BC Canada  V2R 5L7

John Paul De Joria (4)                   0                    0                   0%                  0%
P.O. Box 34540
Las Vegas, NV 89133

Aaron Fleck(4)                           0                    0                   0%                  0%
340 S. Palm Avenue
Sarasota, FL 34236

                                        5





Myron Gushlak (4)(5)                     361,250              2,361,500           5.36%               18.84%
c/o Bruce, Campbell & Co.
Scotia Bank Building, P.O. Box 884
GT
Grand Cayman, Cayman Islands,
B.W.I.

Stephen P.H.Hemenway (4)                 0                    37,500              0%                  0.03%
45002 Bedford Place
Chilliwack, BC Canada V2R 3C2

Gene Hoffman, Jr. (4)                    0                    0                   0%                  0%
751 Sylvan Way
Emerald Hills, CA 94062

Ron Mrazek (4)                           0                    37,500              0%                  0.03%
673 West 7th Avenue
Vancouver, BC Canada V5Z 3S7

Kevin Traas (4)                          0                    825,000             0%                  6.58%
5685 Thornhill Street
Chilliwack, BC Canada V2R 3Y7

Chad Northcott                           0                    75,000              0%                  0.06%
#21 - 5352 Vedder Road
Chilliwack, BC Canada V2R 3S7

Bruce W. Davies (4)                      0                    37,500              0%                  0.03%
46442 Edgemont Place
Chilliwack, BC Canada  V2R 3Y5
Directors and Officers as a Group        196,750              4,395,750           32%                 35.06%

1.   The above table does not include any shares of common  stock of Golden Soil which are or become issuable on the exercise of stock options or warrants.
2.   Assuming both private placements are fully sold. See "Summary of Private Placements"
3.   Mr. Xenopoulos holds his shares in Golden Soil in the name of Deremie  Enterprises  Limited.  a
     Cyprus incorporated  company. Mr. Xenopolous is the sole director,  officer and stockholders of
     Deremie Enterprises Limited.
4.   Is  expected  to  be  an  Officer,  Director  or  5%  shareholder  of  Golden  Soil  after  the
     Reorganization
5.   The Company has issued  2,000,000  warrants to Imperium  Capital  Inc. at an exercise  price of
     $1.00 per share.  Imperium  Capital Inc. has exercised all of these warrants as of November 17,
     2000 and Golden Soil is waiting  instructions  from Imperium  Capital Inc.  before  issuing out shares of common stock of Golden Soil. Mr. Gushlak is the beneficial owner of Imperium Capital,
     Inc.


                     AMENDMENT TO ARTICLES OF INCORPORATION
                     --------------------------------------

Name Change.

The proposed amendment to Golden Soil's Articles of Incorporation will cause Golden Soil to change the name of Golden Soil to "Merilus, Inc." On filing of the Amendment to the Articles of Amendment with the Nevada Secretary of State, the name change will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the name change will be deemed automatically without any action on the part of the shareholders to represent the same number of shares of Common Stock after the name change.

Amendment to Authorized Share Capital.

Article Four of the current Articles of Incorporation of Golden Soil provides for the total authorized capital of

Golden Soil consisting of 100,000,000 shares of common stock with a par value of $0.001. The proposed amendment will create a new class of preferred stock in addition to the existing common stock of Golden Soil. The creation of preferred stock is necessary in order to provide the Merilus Stockholders receiving Exchangeable Shares with the same voting rights in Golden Soil as if the Merilus Stockholder held shares of common stock of Golden Soil. To achieve this, Golden Soil needs to create a special class of voting shares (the preferred shares), all of which will be held by a trustee pursuant to a voting and exchange trust agreement. The number of votes attached to these special voting shares is equal to the number of shares of common stock of Golden Soil into which the Exchangeable Shares (other than those held by Golden Soil and its affiliates) are exchangeable. The special voting shares are voted by the trustee in accordance with instructions received from the holders of the Exchangeable Shares. In the absence of such instructions from a holder, the trustee is not entitled to exercise its voting rights. Through the creation of this voting trust, the Merilus Stockholders of the Exchangeable Shares are able to exercise voting rights in Golden Soil which are the same as if they held shares of common stock of Golden Soil directly.

The foregoing amendments will become effective on filing the Amendment to the Articles of Incorporation with the Nevada Secretary of State. The complete text of the Amendments to the Articles of Incorporation is set out in Exhibit 3.1 to this Information Statement.

          TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES
          ------------------------------------------------------------

The Board of Directors of Golden Soil has unanimously approved the Agreement and Plan of Reorganization ("Reorganization Agreement") dated October 19, 2000, among Golden Soil, GS Sub, a wholly owned subsidiary of Golden Soil, and Merilus, which provides for or requires completion of the following series of transactions as conditions to consummation of the Reorganization:

     o amend the article of incorporation of Golden Soil to change the name of Golden Soil to Merilus, Inc. and create a class of preferred shares.;
     o    amend the articles of Merilus to create the Exchangeable Shares;
     o the private placement sale and exercise of 2,000,000 warrants exercisable for an equivalent number of shares in the common stock of Golden Soil raising an aggregate total of $2,000,000 prior to the closing of the Reorganization Agreement;
     o Golden Soil must have provided Merilus with a series of bridge loans of not less than $2,000,000;
     o the issuance of 585.9375 Exchangeable Shares for each share of Merilus common stock issued and outstanding for a total issuance of 3,787,500 Exchangeable Shares to the shareholders of Merilus;
     o the issuance of 10,000 shares of common stock of Merilus to GS Sub against receipt from GS Sub of $1,000;
     o    Golden Soil having adopted a stock option plan;
     o all regulatory and other approvals including shareholder having been received as may be required to complete the transactions;
     o    the resignation of the current  directors and officers of Golden Soil;
          and
     o    the appointment of nine new directors of Golden Soil.

A majority of Golden Soil's shareholders have agreed by way of a majority action of shareholders to approve the above transactions as well as the proposed amendment to the Articles of Incorporation of Golden Soil.

In addition, on or after the Closing of the Reorganization, it is expected (though not a condition to closing the Reorganization) that Golden Soil will close a second private placement of Common Stock. (See "TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES - Summary of Private Placements.")

Background of the Reorganization

Golden Soil was formed originally in May 1985, to engage in investment and business development operations related to mineral research and exploration. Golden Soil's attempts to enter this field were not successful and all attempts to engage in this business line ended. For a time Golden Soil had no operating assets or ongoing business and instead had been engaged in searching for an appropriate business opportunity for its shareholders. During 1999 and 2000, management of Golden Soil reviewed various business plans and chose to pursue the acquisition of

Merilus due to its growth opportunity.

In late spring 2000, management of Merilus was seeking additional equity funding in order to fully implement their business and marketing plan for the expansion of their business. Mr. Dana Epp, President of Merilus, commenced discussions with Mr. Myron Gushlak, an associate of Mr. Xenios Xenopoulos who is the sole director of Golden Soil. After further discussions and investigation by both parties it was decided that it would be mutually beneficial to proceed with a transaction which would result in Golden Soil acquiring Merilus directly or indirectly. The parties and their respective legal counsel discussed various options and structures. A letter of intent was entered into by the parties on August 24, 2000 which subsequently was replaced by the Reorganization Agreement dated October 19, 2000.

The transaction was structured using Exchangeable Shares to enable the Merilus Stockholders who are all resident in British Columbia, Canada, to defer all or a portion of any taxable capital gain which otherwise would be payable on the disposition of their shares of common stock of Merilus for shares of Golden Soil, a foreign company for the purpose of Canadian tax law. By using Exchangeable shares the shares of common stock of Merilus are being disposed of in exchange for different shares of Merilus, a Canadian company, on a rollover basis which is a non- taxable event under the Income Tax Act (Canada). Merilus Stockholders will also be able to continue to benefit from the more favourable tax treatment of receiving dividends from a taxable Canadian corporation by the use of Exchangeable Shares.

Reasons for Approval by the Majority Shareholders and Board of Directors

The Board of Directors has given careful consideration to the Reorganization, the existing business operations of Merilus, the future business potential and plans of Merilus, the current book value of Golden Soil, the interest of shareholders of Golden Soil, and the risks of the Reorganization to the existing shareholders. Based on the foregoing considerations, the Board of Directors together with the Majority Shareholders believe that the transactions contemplated by the Reorganization Agreement, including the name change, change to the authorized capital of Golden Soil, adoption of a stock option plan and entering into certain employment agreements, are fair and in the best interests of Golden Soil.

The Majority Shareholders believe that Golden Soil will benefit from the Reorganization, with an immediate impact being the significant new operations and revenues, assets, and shareholders' equity, as well as giving Golden Soil the ability to expand the operations of Merilus based on the funding through the private placement(s).

Accounting Treatment of the Reorganization

On Closing of the Reorganization, based on management's consultation with the auditors for Golden Soil, Andersen, Andersen & Strong, of Salt Lake City, Utah and the auditors of Merilus, KPMG LLP, whose office is located in Vancouver, British Columbia, it appears that the proper accounting treatment is a so-called "reverse acquisition," whereby Merilus will account for the transaction as a purchase of Golden Soil. Merilus is deemed to be the "acquirer" due to the common shareholders of Merilus ultimately controlling the reorganized company.

Mechanics.

Under the terms of the Reorganization Agreement at closing the following events will occur:

     o Golden Soil will issue 1 share of preferred stock of Golden Soil to the Trustee, for the benefit of the holders of the Exchangeable Shares;
     o Each Merilus Stockholder will surrender to Merilus their shares of common stock of Merilus;
     o Each Merilus Stockholder will receive 585.9375 Exchangeable Shares for each share of common stock of Merilus they held at the time of closing the Reorganization Agreement. The Exchangeable Shares may be converted at anytime into an equivalent number of shares of common stock of Golden Soil.
     o Merilus will issue 10,000 shares of Common Stock of Merilus to GS Sub against receipt from GS Sub of $1,000. As a result, Merilus will effectively become an indirect wholly-owned subsidiary of

                  Golden Soil;

     o Golden Soil, Merilus and the trustee will enter into the voting and exchange trust agreement;
     o    Golden Soil and Merilus will enter into the support agreement;
     o Golden Soil, Merilus, the Merilus Stockholders and the trustee will enter into a escrow agreement;
     o Golden Soil and the Merilus Stockholders will enter into a registration rights agreement;
     o Messrs. John Paul DeJoria, Gerald C. Allen, Gene Hoffman, Jr., Aaron Fleck, Myron Gushlak, Dana Epp, Kevin Traas, Ross Mrazek and Bruce Davies will become the Board of Directors of Golden Soil Inc.;
     o A new Board of Directors, yet to be decided, will be appointed to Merilus and GS Sub;
     o Merilus will enter into employment agreements with Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek.

No certificates representing fractional shares will be delivered in exchange for shares of common stock of Merilus pursuant to the Reorganization Agreement. Each party otherwise entitled to a fractional interest in an Exchangeable Share or to a fractional interest in a share of common stock of Golden Soil will receive a certificate evidencing that number of shares to which such party is entitled rounded up to the next highest whole number.

Based on the exchange ratio, the Merilus Stockholders will ultimately hold 3,787,500 shares of common stock of Golden Soil or approximately 35% of the outstanding shares of common stock of Golden Soil based on the number of shares of common stock of Golden Soil outstanding on November 24, 2000.

Regulatory Approvals.

The only approval that is required by a governmental authority in order to complete the Reorganization Agreement is an exemption order from the British Columbia Securities Commission as there are no exemptions from the registration and prospectus requirements of the Securities Act (British Columbia) available for many of the trades occurring in connection with the Reorganization
Agreement. Golden Soil has applied for an order from the British Columbia Securities Commission to permit the intended trades and the resale of the shares of Golden Soil received by the Merilus Stockholders on conversion of the Exchangeable Shares.

Description of Exchangeable Shares.

Retraction of Exchangeable Shares. Subject to the retraction call right (as defined in the Exchangeable Shares provisions) of Merilus, holders of Exchangeable Shares will be entitled at any time following the Effective Time to require Golden Soil to redeem any or all of the Exchangeable Shares held by such holder (the "Retraction Right") for an amount per share equal to the current market price of an share of common stock of Golden Soil on the date of retraction, which will be satisfied in full by Golden Soil by delivery to the holder of one share of common stock of Golden Soil for each Exchangeable Share.

Redemption of Exchangeable Shares. Subject to applicable law and provided Merilus has not exercised the redemption call right, Golden Soil and or Merilus has the right, on or after ten years from the date of closing, to redeem all, but not less than all, of the then outstanding Exchangeable Shares for an amount per share equal to the then current market price of a share of common stock of Golden Soil determined as of the last business day prior to the Redemption Date, plus any declared and unpaid dividend, if any, which will be payable through delivery of one share of common stock of Golden Soil for each Exchangeable Share redeemed. Golden Soil and Merilus also have the right to require an early redemption of the Exchangeable Shares prior to ten years from the date of closing. An early redemption may occur on there being fewer than 378,500 Exchangeable Shares outstanding.

Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares. Voting Rights with Respect to Golden Soil. Except as required by law and by
Article 9 of the Exchangeable Share Provisions, the holders of Exchangeable Shares are not entitled as such to receive notice of or attend any meeting of shareholders of Merilus or to vote at any such meeting.

Voting Rights with Respect to Golden Soil. On the Effective Date, Golden Soil, Merilus, and Interwest Transfer Company, Inc. (the "Trustee") will enter into the voting and exchange trust agreement in substantially the form attached hereto as Exhibit E to the Reorganization Agreement attached as Exhibit
10.1 to this Information Statement. Pursuant to the voting and exchange trust agreement the terms of which are incorporated herein, Golden Soil will issue the only share of preferred stock of Golden Soil to the Trustee for the benefit of the holders of Exchangeable Shares. This one share of preferred stock of Golden Soil will have the number of votes, which may be cast at any meeting at which holders of shares of common stock of Golden Soil are entitled to vote, equal to the number of outstanding Exchangeable Shares held by the registered holders from time to time of Exchangeable Shares.

Each holder of Exchangeable Shares on the record date for any meeting at which holders of shares of common stock of Golden Soil are entitled to vote will be entitled to instruct the Trustee to exercise one of the votes attached to the one share of preferred stock of Golden Soil for each Exchangeable Share held by such holder. The Trustee will exercise (either by proxy or in person) each vote attached to the one share of preferred stock of Golden Soil only as directed by the relevant holder and, in the absence of instructions from an Exchangeable Share holder as to voting, will not exercise such votes. An Exchangeable Share holder may, on instructing the Trustee, obtain a proxy from the Trustee entitling the beneficiary to vote directly at the relevant meeting the votes attached to this one share of preferred stock of Golden Soil to which the beneficiary is entitled.

All rights of a holder of Exchangeable Shares to exercise votes attached to the one share of preferred stock of Golden Soil will cease on the exchange by the holder of such Exchangeable Shares for shares of common stock of Golden Soil.

Dividend Rights. Holders of Exchangeable Shares will be entitled to receive, subject to applicable law, dividends:

         (d) in the case of a cash dividend declared on the shares of common stock of Golden Soil, in an amount in cash for each Exchangeable Share corresponding to the cash dividend declared on each share of common stock of Golden Soil;
         (e) in the case of a stock dividend declared on the shares of common stock of Golden Soil to be paid in shares of common stock of Golden Soil, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of common stock of Golden Soil to be paid on each share of common stock of Golden Soil; or
         (f) in the case of a dividend declared on the shares of common stock of Golden Soil in property other than cash or shares of common stock of Golden Soil, in such type and amount of property as is the same as, or economically equivalent to (as determined by the Board of Directors of Merilus in good faith and in its sole discretion) the type and amount of property declared as a dividend on each share of common stock of Golden Soil. Cash dividends on the Exchangeable Shares are payable in U.S. dollars or the Canadian Dollar Equivalent thereof, at the option of Merilus.
         (g) The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as the relevant date for the corresponding dividends on the shares of common stock of Golden Soil.

Liquidation Rights with Respect to Merilus. In the event of the liquidation, dissolution, or winding-up of Merilus, each holder of Exchangeable Shares will have preferential rights to receive from Merilus for each Exchangeable Share held by such holder an amount per share equal to the current market price of a share of common stock of Golden Soil on the last business day prior to the liquidation date to be satisfied in full by delivery to such holder of one share of common stock of Golden Soil. On the occurrence of such liquidation, dissolution, or winding-up, Merilus will have an overriding right to purchase all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Golden Soil and its affiliates) from the holders thereof on the effective date of such liquidation, dissolution, or winding-up for the same amount.

Liquidation Rights with Respect to Golden Soil. In order for the holders of Exchangeable Shares to participate on a pro rata basis with the holders of shares of common stock of Golden Soil in the event of a liquidation of Golden Soil, each Exchangeable Share will automatically be exchanged for an equivalent number of shares of common stock of Golden Soil plus, to the extent not paid by Merilus on the designated payment date therefor, the amount of all declared and unpaid dividends on each such Exchangeable Share.

Withholding Rights. Golden Soil, Merilus, and the Trustee will be entitled to deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Shares or shares of common stock of Golden Soil such amounts as Golden Soil, Merilus, or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Canadian or United States tax laws, or any provision of provincial, state, local, or foreign tax law.

Ranking. The Exchangeable Shares will rank pari passu with the shares of common stock, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Merilus, whether voluntary or involuntary, or any other distribution of the assets of Merilus among its shareholders for the purpose of winding-up its affairs.

Certain Restrictions. Merilus will not, without the approval of the holders of Exchangeable Shares:

         o pay any dividends on the shares of common stock of Merilus, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in shares of common stock of Merilus or any such other shares ranking junior to the Exchangeable Shares, as the case may be;
         o redeem, purchase, or make any capital distribution in respect of shares of common stock of Merilus or any other shares ranking junior to the Exchangeable Shares; or
         o redeem or purchase any other shares of Merilus ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.

The above restrictions will not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid on the shares of common stock of Golden Soil have been declared and paid in full.

Amendment and Approval. The rights, privileges, restrictions, and conditions attaching to the Exchangeable Shares may be added to, changed, or removed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of Exchangeable Shares on any other matter will be deemed to have been sufficiently given if given in accordance with applicable law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of Exchangeable Shares duly called and held at which holders of at least 10% of the then outstanding Exchangeable Shares are present or represented by proxy.

Resale of Exchangeable Shares and Shares of Common Stock of Golden Soil to be Received in the Reorganization.

United States. The issuance of the Exchangeable Shares and the shares of common stock of Golden Soil to the Merilus Stockholders will not be registered under the Securities Act of 1933. Instead, Golden Soil will rely on the on the exemption from registration contained in Section 3(b) of the Securities Act of 1933 and Rule 506 promulgated thereunder; and under available exemptions from the registration and offering memorandum requirements of the securities laws of all applicable states where these securities are sold.

The Exchangeable Shares and the shares of common stock of Golden Soil will be considered "restricted securities" as that term is defined in Securities and Exchange Commission Rule 144 of the Securities Act of 1933 ("Rule 144"), and may not be resold without registration under the Securities Act of 1933. Provided certain requirements are met, the Shares received under this offering may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for one year or more, may sell in "brokers' transactions" every three months the greater of: (a) an amount equal to one percent of Golden Soil's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. A Form 144 must also be filed with Securities and Exchange Commission notifying that agency of the shares being sold pursuant to Rule 144. Persons who are not affiliates of Golden Soil may sell shares beneficially owned for at least two years at the time of the proposed sale without regard to volume or manner of sale restrictions.

Golden Soil has agreed to provide the Merilus Stockholders with a demand registration right to require Golden Soil prepare and file a registration statement under the Securities Act of 1933 with respect to the shares of common stock of Golden Soil to be received on conversion of the Exchangeable Shares. The terms of this right is set out in detail in the registration rights agreement attached as Exhibit C to the Reorganization Agreement attached as
Exhibit 10.1 to this Information Statement. A summary of this agreement can also be found under the heading "TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES - Related Transactions - Registration Rights Agreement."

Canada. Golden Soil has applied for an order from the British Columbia Securities Commission to permit the issuance of the Exchangeable Shares and the shares of common stock of Golden Soil issuable on exchange of the Exchangeable Shares and other related securities transactions which will or may occur under the Reorganization. This application includes a request to permit resale of those shares in British Columbia without restriction by holders other than a "control person", provided no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect to the resale.

Share Structure After Reorganization.

 In addition to issuing shares of common stock of Golden Soil under the Reorganization Agreement, Golden Soil will issue 2,000,0000 shares of its common stock in connection with the exercise of warrants issued in a private placement warrant offering. All of these warrants have now been exercised and Golden Soil is in the process of issuing the underlying shares as directed by the warrant holder. No commission was paid in connection with this offering.

Golden Soil has also commenced a second private placement which is a share offering consisting of a minimum of 1,000,000 to a maximum of 2,000,000 shares at a purchase price of not less than $5.00 per share. This second offering is to be completed within 60 days from Closing. No shares have been sold in the second offering as of the date of this Information Statement. If all 2,000,000 shares are sold, Golden Soil will receive an aggregate total of $ 10,000,000, and maximum net proceeds of $ 9,990,000 after payment of expenses. The Private Placement will be made only to Accredited Investors as defined in Regulation D of the Securities Act of 1933, as amended. No assurances can be given that Golden Soil will be successful in completing the Private Placement or, if completed, or that it will be completed on the terms described above.

On completion of the Reorganization and the two Private Placements, the ownership of the Common Stock by (i) the current shareholders of Merilus, as a group, (ii) the current Golden Soil shareholders, as a group, and (iii) the investors in the Private Placements, as a group, is estimated to be as follows:


Groups of Shareholders                        Common Stock          % Owned (1)
----------------------                        ------------          -----------

Merilus Shareholders                            3,787,500             26.01%
Golden Soil Shareholders                        6,750,000             46.35%
First Private Placement (2)                     2,000,000             13.73%
Second Private Placement (3)                    2,000,000             13.73%
Canaccord Capital Corp.(4)                         25,000              0.17%
TOTAL OF ALL SHAREHOLDERS                      14,562,500             100.0%

     1. Assuming the maximum of 2,000,000 shares is sold in the second private placement.
     2. The first private placement has been completed with 2,000,000 warrants exercised by Imperium Capital, Inc.
     3. Assuming placement of maximum of 2,000,000 shares in second private placement which must be completed within 60 days from the closing date of the Reorganization.
     4. Golden Soil has agreed to issue 25,000 shares to Canaccord Capital Corp. as full payment for their assistance with the Reorganization.

Summary of Terms of Reorganization Agreement

The following contains, among other things, a summary of the material features of the Reorganization Agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed Reorganization Agreement a copy of which is attached to the Information Statement as Exhibit 10.1.

General Terms. Under the terms of the Reorganization Agreement the Merilus Stockholders will receive Exchangeable Shares which may be exchanged into 3,787,500 shares of common stock of Golden Soil at anytime. The stockholders of Merilus Technologies Inc. as a result of the Reorganization Agreement will hold approximately 35.94 % of Golden Soil's total issued and outstanding share capital as of November 24, 2000. After the closing of the Reorganization, Merilus will be an indirect wholly-owned subsidiary of Golden Soil.

Closing. Closing is scheduled to take place at such time as agreed by the parties but in any event may not occur earlier than 20 days following notice to shareholders under this Information Statement as prescribed by Section 14C of the Securities Exchange Act of 1934 (the "Act").

Conditions for Closing. The obligation of each of the parties to consummate the Reorganization Agreement is subject to the following conditions, among others:

     o Golden Soil is current in all reports required to be filed under the Securities Exchange Act of 1934, as amended;

     o the Reorganization Agreement, name change, stock option plan and employment agreements have been approved by the stockholders of Golden Soil and Merilus;

     o    the  private  placement  sale  and  exercise  of  2,000,000   warrants
          exercisable for an equivalent number of shares in the common stock of Golden Soil raising an aggregate total of $2,000,000;

     o Golden Soil must have provided Merilus with a series of bridge loans of not less than $2,000,000;

     o the issuance of 585.9375 Exchangeable Shares for each share of Merilus common stock issued and outstanding for a total issuance of 3,787,500 Exchangeable Shares to the Merilus Stockholders;

     o the issuance of 10,000 shares of common stock of Merilus to GS Sub against receipt from GS Sub of $1,000;

     o    the resignation of the current  directors and officers of Golden Soil;
          and

     o    the appointment of nine new directors of Golden Soil; and

     o all regulatory approvals having been received as may be required to complete the transactions.

Termination; Waivers. The Reorganization may be terminated at any time prior to the Closing by:

     o    mutual consent of the parties, or

     o by Merilus or Golden Soil if the other party is in material breach of any representation, warranty, covenant or agreement contained in the Reorganization Agreement, or

     o by either party if the conditions to the obligations of such party to consummate the Reorganization have not been satisfied, or waived by December 31, 2000.

Each party may, by a written instrument, waive or extend the time for Closing or performance of any of the obligations of the other party pursuant to the Reorganization.

Effect of Termination. There is no liability or obligation on the part of Golden Soil or Merilus, or their respective officers, directors or shareholders on termination. The provisions of the Reorganization Agreement concerning confidentiality, expenses, public disclosure etc. survive the termination of the Reorganization Agreement. All loans advanced by Golden Soil to Merilus will become due and payable 270 days from the date of termination; and Imperium Capital Inc., as a break up fee, will assume the Can $250,000 debt obligation that Merilus has to Clyde Resources Ltd., and the Can $250,000 debt obligation that Merilus has to Bank Sal Oppenheim Jr & Cie (Schweiz) AG. Imperium Capital Inc. is a party to the Reorganization Agreement to the extent of this provision and its participation in the warrant offering.

Representations and Warranties. The Reorganization Agreement contains a number of mutual representations and warranties of Merilus and Golden Soil, relating to, among other things:

     o the respective capitalization of each of Merilus, Golden Soil and the GS Sub;

     o the corporate existence, organization, and qualification of each of Merilus, Golden Soil and GS Sub;

     o    authorization,   execution,   delivery,   and  enforceability  of  the
          Reorganization Agreement;

     o the absence of any violations, conflicts, breaches, defaults, rights, encumbrances, suspensions, revocations, or lack of consents, approvals or notices which would have a material adverse effect on the party giving the representation and warranty;

     o the absence of any outstanding actions, suits, proceedings, or investigations, either commenced, contemplated or threatened against either of Merilus or Golden Soil, including their respective subsidiaries, which could reasonably be expected to have a material adverse effect on the party giving the representation and warranty;

     o the financial statements of the party giving the representation and warranty;

     o    minute books and records;

     o    the filing of tax returns and the payment of taxes;

     o the obtaining by Merilus and Golden Soil of various consents and approvals except where the failure to obtain such consent or approval would not constitute a material adverse effect to the party giving the representation and warranty; and

     o    brokers and finders fees.

Similarly the Merilus Stockholders have provided certain representations as to themselves on such matters as their personal capacity, title to the shares of Merilus, litigation, and other relevant matters.

Covenants of Golden Soil and Merilus. Merilus and Golden Soil have each covenanted under the Reorganization Agreement, among other things, that, until the closing date or the date on which the Reorganization Agreement is terminated, whichever is earlier, unless the other party otherwise agrees, it will:

     o use all reasonable commercial efforts to satisfy the conditions precedent to its respective obligations set out in the Reorganization Agreement and to do all other things necessary, proper, or advisable under applicable law to complete the Reorganization, including using all reasonable commercial efforts to obtain all necessary waivers, consents, approvals, and authorizations required to be obtained from other parties under loan agreements, leases, and other contracts or otherwise under applicable law and to effect all necessary registrations and filings and submissions of information requested by governmental authorities required to be effected by it in connection with the Reorganization;

     o make available and cause to be made available to the other party, its agents, and advisors, all documents and agreements in any way relating to or affecting its business, financial condition, operations, prospects, properties, assets, or affairs, except where it is contractually precluded from making such document or agreement available in which case it will cooperate with the other party in securing access to any such documentation not in its possession or under its control;

     o not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with the Reorganization Agreement or which might, directly or indirectly, interfere with or adversely affect the consummation of the Reorganization; and

     o promptly notify the other party of any event occurring subsequent to the date of the Reorganization Agreement that would render any representation or warranty of that party contained in the Reorganization Agreement untrue or inaccurate in any material respect and of any material breach of that party of any covenant or agreement contained in the Reorganization Agreement.

     o not issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except as authorized in the Reorganization Agreement;

     o    not amend its articles or bylaws;

     o    not enter into any contract, arrangement or obligation of any kind;

     o amend their respective articles of incorporation as required to facilitate the Reorganization;

     o if applicable, to enter into or cause to be entered into on closing the Reorganization a registration rights agreement, escrow agreement, support agreement and voting and exchange trust agreement.

In addition to the foregoing, Golden Soil has covenanted and agreed under the Reorganization Agreement to:

     o    conduct two private placement offering; and

     o provide Merilus with a series of bridge loans with an aggregate total of $2,000,000.

Confidentiality. Under the Reorganization Agreement, Merilus and Golden Soil undertook and agreed that they would keep all confidential information received from the other party in strict confidence, and would not disclose any such confidential information to any third party or parties whatsoever except under strict guidelines. Disclosure of the confidential information may be made by or on behalf of the receiving party to its employees and professional advisors who have a need to know such confidential information for purposes of considering the making of a bona fide evaluation of the proposed transaction, provided that all such persons agree to keep such information confidential and to be bound by the Reorganization Agreement to the same extent as if they were parties to that agreement. Disclosure of the confidential information may be made by or on behalf of the receiving party, or any other party to whom disclosure has been made in accordance therewith, if required by law, provided however, that on receipt of any such request or order for such disclosure, the receiving party or such other party to whom the request for disclosure is made, will notify the supplier that a request has been made for disclosure in order that the supplier may seek any appropriate protective order or waive compliance by the receiving party with the provision of the Reorganization Agreement.

The restrictions on the use and disclosure of the confidential information set forth in the Reorganization Agreement will not apply if:

     o the confidential information is or becomes publicly available other than through a breach of the Reorganization Agreement by either party to whom disclosure is made;

     o the confidential information is subsequently lawfully obtained without a secrecy obligation from a third party or parties not in a contractual or fiduciary relationship with any member of the party receiving the Confidential Information (the "receiving party"), other than through a breach of the Reorganization Agreement, provided that written supporting documentation confirming the lawful authority of such third party or parties to disclose the confidential information is provided to the supplier;

     o the confidential information was known by the receiving party or other parties prior to the time at which disclosure of such confidential information was made to the receiving party or such other parties in accordance with the Reorganization Agreement, provided that written supporting documentation confirming that fact is provided to the supplier; or

     o the written consent of the supplier is given prior to any such use or disclosure being made.

Amendment. The Reorganization Agreement may be amended by written agreement of the parties at any time.

Related Transactions

Bridge Loans. As a term of the Reorganization Agreement, Golden Soil agreed to provide Merilus with a series of bridge loans totaling not less than $2,000,000 from all private placement funds received by Golden Soil immediately on receipt of such funds. These funds have now all been advanced to Merilus and Merilus has executed a series of promissory notes evidencing these loans . The principal amount of the notes are due November 30, 2000 and will accrue interest at the rate of 8% per annum. The maturity date of these promissory notes will be 270 days from the date of termination of the Reorganization Agreement in the event the Reorganization does not close. Merilus intends to use the funds received for working capital purposes of Merilus.

The Composition of the Golden Soil Board of Directors. The Board of Directors for Golden Soil presently consists of one member. Pursuant to the terms of the Reorganization Agreement, Golden Soil has agreed to appoint a total of nine directors to the Golden Soil Board. Five of these directors are nominees of Mr. Myron Gushlak and four are nominees of the Merilus Stockholders. The nine appointees will serve until their successors are duly elected and qualified. The nine appointees will be Messrs. John Paul DeJoria, Gerald C. Allen, Gene Hoffman, Jr., Aaron Fleck, Myron Gushlak, Dana Epp, Kevin Traas, Ross Mrazek and Bruce Davies. For biographical information on these individuals, see "Election of Directors - Information Concerning Nominees" in this Information Statement.

Employment Agreements. In connection with the Reorganization Agreement, Golden Soil has agreed to enter into one-year employment agreements with Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek. Each agreement becomes effective on the closing of the merger. The terms of the employment agreements are set out in more detail under "Election of Directors - Executive Compensation" in this Information

Circular.

Agreement with Canaccord Capital Corp. Golden Soil has agreed to pay Canaccord Capital Corp. 25,000 shares of common stock of Golden Soil for their assistance with the Reorganization.

Support Agreement. The following is a summary of the material provisions of to the support agreement, a copy of which is attached to this Information Statement as Exhibit D of the Reorganization Agreement. The following information about the support agreement is qualified in its entirety by the more detailed information set forth in the support agreement. Pursuant to the support agreement, Golden Soil will make the following covenants for so long as any Exchangeable Shares (other than Exchangeable Shares owned by Golden Soil or its affiliates) remain outstanding:

         o Golden Soil will not declare or pay dividends on the shares of common stock of Golden Soil unless Merilus is able to declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares;
         o Golden Soil will advise Merilus in advance of the declaration of any dividend on the shares of common stock of Golden Soil and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for the corresponding dividend on the shares of common stock of Golden Soil;
         o Golden Soil will ensure that the record date for any dividend declared on the shares of common stock of Golden Soil is not less than ten business days after the declaration date of such dividend; and
         o Golden Soil will take all actions and do all things reasonably necessary or desirable to enable and permit Merilus, in accordance with applicable law, to comply with any Retraction Request by a holder of Exchangeable Shares, effectuate a redemption of the Exchangeable Shares and/or make distributions under the Exchangeable Shares provisions to the holders of Exchangeable Shares on the liquidation of Golden Soil.

The support agreement and the Exchangeable Share provisions provide that, without the prior approval of Merilus and the holders of Exchangeable Shares, Golden Soil will not issue or distribute additional shares of common stock of Golden Soil, securities exchangeable for or convertible into or carrying rights to acquire shares of common stock of Golden Soil, or rights to subscribe therefor or other assets to all or substantially all holders of shares of common stock of Golden Soil, nor change the shares of common stock of Golden Soil, unless the same or an economically equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. The Board of Directors of Merilus is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the Exchangeable Shares is the same as or economically equivalent to any proposed distribution on or change to the shares of common stock of Golden Soil. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid, or similar transaction with respect to the shares of common stock of Golden Soil which is recommended, approved, or consented to by the Board of Directors of Golden Soil and in connection with which the Exchangeable Shares are not redeemed by Merilus or purchased by Golden Soil, pursuant to the redemption call right, Golden Soil will use reasonable efforts to take all actions necessary or desirable to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of shares of common stock of Golden Soil.

Merilus is required to notify Golden Soil of the occurrence of certain events, such as the liquidation, dissolution, or winding-up of Merilus, and Merilus's receipt of a retraction request from a holder of Exchangeable Shares.

Under the support agreement, Golden Soil has agreed not to exercise any voting rights attached to the Exchangeable Shares owned by it or any of its affiliates on any matter considered at meetings of holders of Exchangeable Shares.

With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the Board of Directors of each of Golden Soil and Merilus are of the opinion that such amendments are not prejudicial to the rights or interests of the holders of Exchangeable Shares), the support agreement may not be amended without the approval of the holders of Exchangeable Shares.

Voting and Exchange Trust Agreement. The following is a summary of the material provision of the voting and exchange trust, a copy of which is attached as Exhibit E to the Reorganization Agreement attached as Exhibit 10.1 to this Information Statement. This summary is qualified in its entirety by the more detailed information set forth in the voting and exchange trust agreement.

On the Effective Date, Golden Soil, Merilus, and the Trustee will enter into the voting and exchange trust agreement in substantially the form attached hereto as Appendix F. Pursuant to the voting and exchange trust agreement, Golden Soil will issue the share of preferred stock of Golden Soil to the Trustee for the benefit of the holders of Exchangeable Shares. The preferred share of Golden Soil will have the number of votes, which may be cast at any meeting at which holders of shares of common stock of Golden Soil are entitled to vote, equal to the number of outstanding Exchangeable Shares held by the registered holders from time to time of Exchangeable Shares.

Each holder of Exchangeable Shares on the record date for any meeting at which holders of shares of common stock of Golden Soil are entitled to vote will be entitled to instruct the Trustee to exercise one of the votes attached to the share of preferred stock of Golden Soil for each Exchangeable Share held by such holder. The Trustee will exercise (either by proxy or in person) each vote attached to the share of preferred stock of Golden Soil only as directed by the relevant holder and, in the absence of instructions from an Exchangeable Share holder as to voting, will not exercise such votes. An Exchangeable Share holder may, on instructing the Trustee, obtain a proxy from the Trustee entitling the beneficiary to vote directly at the relevant meeting the votes attached to the preferred share of Golden Soil to which the beneficiary is entitled.

All rights of a holder of Exchangeable Shares to exercise votes attached to the preferred share of Golden Soil will cease on the exchange by the holder of such Exchangeable Shares for shares of common stock of Golden Soil.

Escrow Agreement. Golden Soil, Merilus and the Trustee will execute and deliver an escrow agreement which will result in all shares of common stock of Golden Soil to be issued on the exchange of the Exchangeable Shares to be subject to a one year hold from the date of closing the Reorganization Agreement.

Registration Rights Agreement. Golden Soil has provided the Merilus Stockholders a demand registration right to cause Golden Soil to register its shares of common stock of Golden Soil under the Securities Act of 1933. Pursuant to the registration rights agreement, a copy of which is attached as Exhibit C to the Reorganization Agreement attached as Exhibit 10.1 to this Information Statement, Golden Soil must file a registration statement on Form S-3 on or before November 1, 2001 in order to ensure clearance by all applicable US securities regulators by February 17, 2002. The Form S-3 registered offering is required to be open for seven months in order to allow the two selling windows to the Merilus Stockholders who are considered affiliates. In addition, subject to certain limitations, if Golden Soil proposes to register any of its securities under the Securities Act of 1933, either for its own account or for the account of other security holders, each Merilus Stockholder is entitled to written notice of the registration and are entitled to, at Golden Soil's expense, include the shares of common stock held by the Merilus Stockholders, provided, among other conditions, that the underwriters of any offering have the right to limit the number of such shares included in the registration. If an underwriter does so limit the number of shares included in a registration, shares will be eliminated from the offering in the following order:

     o    shares proposed to be sold by Golden Soil for its own account;

     o shares proposed to be sold by directors, officers of Golden Soil and holders of 10% or more the shares of common stock of Golden Soil; and

     o shares proposed to be sold by Merilus Stockholders or other selling security holders requested to be included in such registration pro rata on the basis of the number of such securities proposed to be sold and requested to be included.

Golden Soil generally is required to bear all the fees, costs and expenses of any such registration other than underwriting discounts and commissions. Golden Soil also is obligated to indemnify each Merilus Stockholder and any other party that exercises its registration rights against certain liabilities, including liabilities under the Securities Act of 1933.

Material Terms of the Common Stock

The authorized common stock of Golden Soil consists of 100,000,000 shares of $0.001 par value stock. As of November 24, 2000, there were 6,750,000 shares issued and outstanding. At the closing of the Reorganization, 3,787,500 Exchangeable Shares of Merilus will be issued in exchange for all of the issued and outstanding shares of Merilus which may be converted at any time into an equivalent number of shares of Golden Soil. On completion of the Reorganization and the Private Placements (assuming 2,000,000 shares in the second private placement are sold and all of the Exchangeable Shares are converted), 14,532,500 shares of Common Stock will be outstanding.

The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of Common Stock do not have cumulative voting rights for the election of directors. The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of Golden Soil legally available for the payment of dividends. The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of Golden Soil and have no rights to convert their Common Stock into any other securities.

On any liquidation, dissolution or winding up of Golden Soil, holders of shares of Common Stock are entitled to receive pro rata all of the assets of Golden Soil available for distribution to shareholders.

The foregoing summary of the material terms of the capital stock of Golden Soil does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of Golden Soil, as amended by the Amendment to the Articles attached hereto as Exhibit 3.1.

Summary of Private Placements.

Terms of Private Placements. Golden Soil is conducting two Private Placements in conjunction with the Reorganization Agreement. The first Private Placement has been closed and consisted of a warrant offering of 2,000,000 warrants, each warrant exercisable for one share of common stock of Golden Soil at $1.00 per share. This warrant offering has concluded with 2,000,000 warrants exercised by Imperium Capital, Inc., which is wholly owned by Mr. Myron Gushlak.

The second Private Placement offering consists of a minimum of 1,000,000 to a maximum of 2,000,000 shares at a purchase price of not less than $5.00 per share to be completed within 60 days from closing the Reorganization Agreement.

Use of Proceeds. There was a minimum of $2,000,000 which was required to be raised prior to closing of the Reorganization Agreement. This amount has been raised by the exercise of warrants by Imperium Capital, Inc. The net proceeds available to Golden Soil from the exercise of warrants, assuming expenses of $10,000, will be $1,990,000 . The estimated use of proceeds will be as follows:


                                                       AMOUNT         PERCENTAGE
Bridge Loan to Merilus:

- Professional Fees                                   $  100,000            5%
- Equipment                                           $   50,000            3%
- Salaries & Hiring Additional Personnel              $  350,000           17%
- Sales & Marketing                                   $  500,000           25%
- Working Capital                                     $  990,000           50%
                                     TOTAL:           $1,990,000          100%

Assuming that 2,000,000 of shares are sold under the second Private Placement and that the expenses will be $ 20,000, the estimated use of net proceeds of $ 11,990,000 from both Private Placements will be as follows:


                                                       AMOUNT         PERCENTAGE
Bridge Loan to Merilus:

- Professional Fees                                   $  400,000            3%
- Inventory                                           $3,000,000           25%
- Equipment                                           $2,000,000           17%
- Salaries & Hiring Additional Personnel              $3,000,000           25%
- Sales & Marketing                                   $  950,000            8%
- Working Capital                                     $2,230,000           19%

Working Capital                                       $   400,000           3%
                                         TOTAL:       $11,980,000         100%

Although Golden Soil intends to utilize the proceeds of the Private Placements as disclosed above, Golden Soil's Board of Directors will have complete discretion as to the final use of proceeds.

Restrictions on Resale. All shares and warrants issued in connection with the Private Placements are considered restricted securities and cannot be sold to the public for a period of one year from the date of purchase or until the securities are qualified under a registration statement registering the resale of the securities.

Registration Rights

Golden Soil has agreed to register for resale with the Securities and Exchange Commission the following shares of Common Stock issued in connection with the Reorganization and the Private Placements:

     o shares to be issued by Golden Soil on exercise of the warrants in connection with the Private Placement to Imperium Capital Inc.;

     o    shares issued in connection with the second Private Placement; and

     o shares issued to the stockholders of Merilus in connection with the Closing of the Reorganization.

The terms of the registration rights of the Merilus Stockholders are set out in a registration rights agreement a copy of which is attached as Exhibit C to the Reorganization Agreement attached as Exhibit 10.1 to this Information Statement. A summary of the terms of the registration rights agreement is set out in this Information Statement under the section entitled "TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES - Related Transactions - Registration Rights Agreement."

Summary of Pro Forma Financial Statements

The following unaudited pro forma financial information for Golden Soil is based on the historical financial statements of Golden Soil (which appear in the Annual Report to Stockholders which accompanies this Information Statement) and of Merilus (which are attached to this Information Statement as Exhibit 99.2) and has been prepared on a pro forma basis to give effect to the Reorganization under the purchase method of accounting, as if the transaction had occurred at September 30, 2000, for each operating period presented. The pro forma information was prepared based on certain assumptions described below and may not be indicative of results that actually would have occurred had the Reorganization occurred at the beginning of the last full fiscal year presented or of results which may occur in the future. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the annual financial statements and notes thereto of Merilus appearing at
Exhibit 99.1 in this Information Statement.

The unaudited pro forma consolidated balance sheet as of September 30, 2000, presents the financial position of Golden Soil as if the Reorganization had occurred on that date and was prepared utilizing the audited balance sheets as of September 30, 2000, of Golden Soil and the audited balance sheets of Merilus as of September 30, 2000. The pro forma consolidated statements of operations data presented assumes the Reorganization occurred at the beginning of the periods presented. It should not be assumed that Golden Soil and Merilus would have achieved the unaudited pro forma consolidated results if they had actually been combined during the periods shown.

The Reorganization is expected to be accounted for as a purchase. The common shareholders of Merilus will receive 3,787,500 shares of Common Stock for each share of Merilus common stock resulting in the current stockholders of Merilus acquiring approximately 35% of the outstanding Common Stock of Golden Soil excluding the Private Placement shares to be issued.

The unaudited pro forma consolidated results are based on estimates and assumptions, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements and notes thereto set forth herein, and other financial information pertaining to Golden Soil and Merilus, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" for each of Golden Soil and Merilus. Pro forma financial information is set forth in greater detail in the Pro Forma Financial Statements beginning on Exhibit 99.1 of this Information Statement.

                                                           For the Period Ended
PRO FORMA INCOME STATEMENT:                                 September 30, 2000
                                                           (stated in thousands)

Revenues                                                              $ 277,991
Cost of Sales                                                         $  68,464
Gross Profit                                                          $ 209,527
Other Income and Expenses                                             ($734,225)
Net Income (Loss)                                                     ($524,698)
Net Income (Loss) Per Share                                           ($   0.77)

                                                                     As of
PRO FORMA BALANCE SHEET:                                      September 30, 2000
                                                              ------------------

Total Assets                                                          $  44,770
Total Liabilities                                                     $ 613,691
Stockholders' Equity                                                  ($429,278)
Book Value Per Share                                                  ($ 0.0407)

Risks Related to the Reorganization

You Will Suffer Immediate and Substantial Dilution of Your Percentage Equity and Voting Interest. Golden Soil will issue 3,787,500 shares of common stock to the Merilus Stockholders on conversion of the Exchangeable Shares. The 3,787,500 shares would represent approximately 35% of the number of shares of common stock outstanding as of November 24, 2000. Accordingly, the Reorganization will have the effect of substantially reducing the percentage equity and voting interest held by each of Golden Soil's stockholders.

The Merilus Stockholders May Be Able to Significantly Influence Us Following the Share Issuance. The substantial control of the shares of common stock of Golden Soil by the Merilus stockholders after the closing of the Reorganization will provide them with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by Golden Soil's stockholders. Following the closing of the Reorganization and the issuance of the 2,000,000 shares from the warrant offering, the ownership of common stock by the Merilus stockholders, including those who will become directors and/or executive officers of Golden Soil, will represent approximately 35% of the outstanding shares of Golden Soil. This concentration of ownership of the shares of common stock of Golden Soil may make it difficult for other stockholders of Golden Soil to successfully approve or defeat matters which may be submitted for stockholder action. It may also have the effect of delaying, deterring or preventing a change in control of Golden Soil without the consent of the Merilus stockholders. In addition, sales of common stock by the Merilus Stockholders to a third party may result in a change of control of Golden Soil.

The Combined Company May Be Unable to Obtain Required Additional Capital. As indicated in the risk factors relating to Merilus below, the combined company will need to raise up to $12 million in a combination of debt and equity securities to have sufficient working capital to run and grow the business through December 31, 2001. Should the combined company be unsuccessful in its efforts to raise additional capital, it will be required to curtail its plans or it may be required to cut back or stop operations. There can be no assurance that the combined company will raise additional capital or generate cash from operations sufficient to meet its obligations and planned requirements.

Golden Soil May Not Be Able to Successfully Integrate Merilus into Its Operations. The integration of Merilus into Golden Soil's operations involves a number of risks, including:

     o    difficulty integrating Merilus's operations and personnel;

     o    diversion of management attention;

     o    potential disruption of ongoing business;

     o    inability to retain key personnel; and

     o    impairment of relationships with employees, customers or vendors.

Failure to overcome these risks or any other problems encountered in connection with the Reorganization or other similar transactions could reduce the value of the Reorganization to us. This could reduce the value of Golden Soil common stock.

Merilus May Lose Rights under Contracts with Customers and Other Third Parties as a Result of the Reorganization. Merilus has numerous contracts with suppliers, customers, licensors, licensees and other business partners. The Reorganization may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If Merilus cannot do so, Merilus may lose some of these contracts or have to renegotiate the contracts on terms that may be less favorable. In addition, many of these contracts have short terms or can be terminated following a short notice period. Loss of these contracts would reduce Merilus' and in turn Golden Soil's revenues and may, in the case of some contracts, affect rights that are important to the operation of Merilus' business.

Certain Federal Income Tax Consequences

The following discussion is limited to the material federal income tax consequences of the proposed reorganization and does not discuss state, local, or foreign tax consequences or all of the tax consequences that might be relevant to an individual shareholder of Golden Soil. Golden Soil has not sought an opinion as to the tax consequences of the Reorganization, however, Golden Soil believes that the Reorganization will qualify for federal income tax purposes as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). As such, Golden Soil will not recognize a gain or loss as a result of the Reorganization. Nor will the stockholders of Golden Soil recognize a gain or loss. Golden Soil's conclusion is based on the determination that the Exchangeable Shares issued in connection with the Reorganization constitute stock of Merilus for federal income tax purposes, and that the shares of common stock of Golden Soil issuable pursuant to the terms and conditions of the Exchangeable Shares will be deemed to have a tax basis equal to their fair market value at the time of issuance. These conclusions are based on the federal income tax laws currently in effect, including the Internal Revenue Code of 1986, as amended, final and proposed Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service and court decisions which are subject to change, and in some cases not binding on the Internal Revenue Service or the court. Any change could alter the tax consequences to Golden Soil. No advance income tax rulings have been sought from the Internal Revenue Service with respect to any of the transactions contemplated under the Reorganization Agreement. If the Internal Revenue Service were to successfully challenge Golden Soil's determinations described above, Golden Soil may be required to recognize taxable income in an amount equal to the value of the Exchangeable Shares or shares of common stock of Golden Soil issued on exchange of the Exchangeable Shares determined at the time of issuance.

You Are Urged to Consult Your Own Tax Advisor as to Specific Tax Consequences to You by the Reorganization Including Tax Return Reporting Requirements and the Applicability and Effect of Federal, State, Local, Foreign, and Other Applicable Tax Laws.


                         INFORMATION CONCERNING MERILUS
                         ------------------------------

History of Merilus

The business of Merilus was established in 1996 as entity to address the many issues and risks involved in connecting organization and/or enterprise networks to the Internet. Traditional connection methods require high startup costs, high monthly recurring costs and nil or limited network security. Kevin Traas, a co-founder of Merilus, designed a low-cost, effective, and incredibly efficient solution using commodity software and solutions readily available on the Internet.

Messrs. Kevin Traas and Dana Epp, the founders of Merilus, formed a networking business based on the basic principles of utility, reliability, value and
security.   The  marketable   version  of  the  product  combined  the  original
custom-built solution and a graphical administration "shell" to minimize complexity and add further features and benefits.

They formed a company called "NetMaster Networking Solutions, Inc."on November 4, 1997, a private British Columbia company. During 1997 and 1998, Netmaster Networking Solutions, Inc. focused all its energy on the development of its flagship product, the NetMaster Internet Connectivity Solution (NICS) Server. The original version of the NICS Server was released on July 30, 1998. The name of the company was changed to "Merilus Networking Solutions, Inc." on September 8, 2000 in conjunction with it's refocus on network security. Merilus is derived from a latin word which means "a solid wall between two open spaces". Since that time Merilus has focused on developing its line of secure networking products including Gateway Guardian and FireCard. Merilus is now focused on establishing its worldwide marketing and sales for these products.

General Description of Business of Merilus

Merilus designs, develops and sells products which provide a secure communication solutions to organizations needing to connect computer networks at multiple locations together and/or to the internet. Merilus' core focus is in using the linux operating system to create these solutions to maximize stability, usability, and scalability while, at the same time, minimizing costs and administrative overhead. Merilus utilizes open source software for its many benefits. In particular, it provides Merilus with software updates, improvements and support from multiple developmental communities. Thus, Merilus can leverage the open source community of developers to reduce development costs and decrease the time to market for its new products and upgrades.

Merilus believes it is uniquely positioned to become a top-tier digital security product provider. No other company has embraced the security of the linux operating system like Merilus and this wealth of knowledge is one of Merilus' key strengths. Management of Merilus also believes that no competitor can presently offer the same range of products and pricing. This combination creates a difficult "barrier to entry". Merilus' marketing strategy will increase the barriers to entry for competition as Merilus integrates its technology into the product offerings of the networking industry's leading companies. Merilus' initial target markets are the end users in small office/home office (SoHo) and small/medium enterprises (SMEs), branch office, telecommuters.

Merilus products can be stand-alone and/or packaged together to complement each other and bring a unique combination of features and services to the customer.

The Gateway Guardian product is a fully functional Internet router and firewall fitting within an 8 megabyte footprint, excellent for embedded systems. Gateway Guardian is Merilus' own linux distribution. Gateway Guardian has a Java-based configuration tool that is used to build a floppy diskette which is then used to turn any 486DX or newer PC with a network card and a modem (or two network cards) into a secure Internet router. Simply boot off the floppy and everything self-installs. Gateway Guardian is designed for Electronic Software Distribution
(ESD) and provides a natural upgrade path into other Merilus products.

The FireCard embedded firewall device is the optimal network security solution for the server market, and takes advantage of the Gateway Guardian software in an embedded system. The FireCard resolves the compromise between price, power, performance and security, and is the complete solution for original equipment manufacturers ("OEMs") in the server market and network appliance space. As a first to market product that provides complete firewall security and virtual private network ("VPN") functionality onto a PCI card, the FireCard combines the strength and security of the Gateway Guardian linux operating system and the power of an embedded hardware architecture. This combination enables any company in the server market to add "plug and protect" firewall security to their products and eliminates the present need for server buyers to purchase expensive third party firewall products.

Industry Overview

The Growth of Networks and the Internet. The Internet has experienced rapid growth and has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. International Data Corporation estimates that there were more than 38 million web users in the United States and over 86 million worldwide at the end of 1997. International Data Corporation projects the number of web users to increase to over 177 million users in the United States and 502 million worldwide by the end of 2003. International Data Corporation also estimates that the number of customers buying goods and services on the Internet will grow from approximately 15 million worldwide in 1997 to 182 million in 2003, with the value of electronic commerce transactions growing from $15 billion to over $1.3 trillion in the same period.

The growth in the Internet provides enterprises, regardless of size, with new revenue opportunities through global distribution of products and services and with significant reductions of sales and marketing costs through automation and instantaneous access. Because of its affordability, global reach and versatility, the Internet is a particularly powerful and necessary tool for enterprises. Enterprises are increasingly required to establish secure Internet access to facilitate and support strategic business objectives. In a marketplace that is becoming more competitive, enterprises are increasingly utilizing new business tools and initiatives such as remote access, e-commerce, online customer service and supply chain management to gain competitive advantage.

Today's large business enterprise is characterized by many branch offices, mobile workers, and telecommuters, all of whom connect electronically to the corporate office and each other. Because of the confidential nature of business data, these connections must be secure. Virtual private networks provide secure Internet connections between the business enterprise and dispersed employees and business partners. Communicating using virtual private networks offers significant cost savings over alternative solutions such as private leased line or frame relay networks. TeleChoice, a market researcher, estimates that virtual private networks can cut telecommunication costs by as much as 90% over private leased line networks, and for this reason, their use is expected to grow rapidly. Infonetics Research projects worldwide expenditures on virtual private networks will grow by 100% per year through 2001, when they are expected to reach $11.9 billion.

The Need for Network/Internet Security. The increased importance of electronic commerce and the proliferation and growth of corporate intranets have dramatically increased the openness of computer networks, with the Internet becoming a widely accepted platform for many business-to-business and direct-to-consumer transactions. The accessibility and the relative anonymity of users in open computing environments, however, make systems and the integrity of information stored on them increasingly vulnerable to security threats. Open systems present inviting opportunities for computer hackers, curious or disgruntled employees, contractors and competitors to compromise or destroy sensitive information within the system or to disrupt operations and Internet access. In addition, open computing environments are complex and typically involve a variety of hardware, operating systems and applications supplied by a variety of vendors, making these networks difficult to manage, monitor and protect from unauthorized access. With the advent of "always on" broadband
Internet connections that leave a user's computer much more vulnerable to security breaches than a traditional dial-up connection, even SOHOs and telecommuters face security threats similar to those faced by larger enterprises connected to the Internet.

The annual Computer Security Institute survey conducted in early 1999 highlights the potential risks faced by organizations connected to the Internet. The Computer Security Institute poll of 521 computer security specialists at U.S. corporations, government agencies, financial institutions and universities revealed that 62% of respondents had experienced security breaches within the past 12 months. The damage caused by a security breach is often difficult to quantify and may include the loss of irreplaceable proprietary information or data, damage to business reputation or undetected theft or alteration of information. The 163 organizations in the Computer Security Institute poll that were able to quantify losses reported an average total loss of over $650,000 per organization. Breached computer security has become such an extensive problem that the U.S. Federal Bureau of Investigation has recently established the National Infrastructure Protection Center to prevent and respond to cyber attacks on the nation's infrastructure.

The Network/internet Security Challenge. Internet security begins with a firewall, a security component of varying complexity designed to provide a barrier and control the flow of information between a company's internal network and the Internet. Firewalls, however, are often difficult to install, must be configured by skilled personnel and, to maximize effectiveness, must be continually monitored and updated. A comprehensive security solution also typically integrates several other sophisticated security components, such as virtual private networking, which secures encrypted communications between two points on the Internet, and access control mechanisms. These components use a complex mixture of technologies, including user authentication, passwords, packet filters, proxies and encryption.

Because enterprises increasingly depend on the Internet for external and internal communications and for facilitating and conducting business, they need comprehensive Internet security solutions. Traditional Internet security solutions, however, are generally difficult to install and expensive to maintain. Additionally, the technological complexity of traditional solutions introduces a new set of risks--their many interacting components can easily be misconfigured. The Computer Security Institute poll revealed that more than 75% of the reported successful break-ins took place despite the presence of a firewall. Enterprises therefore face increasing pressure to hire trained security personnel to ensure that traditional security solutions are installed and maintained properly. The scarcity of skilled network and Internet security personnel, however, makes the cost of hiring in-house personnel prohibitive for many enterprises, particularly SMEs and SOHOs. Because of the financial and technical resources necessary to implement, maintain and update these complex security solutions, they tend to be better suited for larger enterprises than for SMEs, SOHOs and individual telecommuters.

Traditional security solutions are also expensive to maintain because they must be updated continually to maximize effectiveness. These security solutions tend to be static, while the dangers against which they must protect are dynamic, with new types of intrusion schemes and other security threats and vulnerabilities emerging constantly. The Computer Emergency Response Team, a federally funded research and development center, handled 8,268 security incidents in 1999, an average of nearly one per hour and more than double the 3,734 security incidents handled in 1998. Even if updates are available to allow an enterprise's security systems to respond to the changing security landscape, the enterprise needs dedicated security experts to proactively identify, obtain and manually implement these updates quickly and correctly.

The Internet Security Gap. The expense and complexity of traditional security solutions incorporating a firewall puts protection out of the reach of millions of enterprises that do not have the resources to adopt these solutions, contributing to a security gap. Comprising 98% of U.S. businesses, SMEs exemplify this gap. Despite the obvious and compelling reasons for Internet security, most SMEs on the Internet do not even have a firewall.

International Data Corporation estimated that approximately 4.3 million SMEs in the United States would be connected to the Internet by the end of 2001. International Data Corporation projected, however, that from 1995, when
International Data Corporation reports that firewalls first became widely available, until the end of 1999, less than 450,000 firewalls would be shipped, leaving more than 3 million SMEs without a firewall. This security gap is increasing, with International Data Corporation projecting that in the United States more than 1.1 million new SMEs will connect to the Internet in the year 2000, but less than 260,000 firewalls will be shipped during the same period. Merilus believe that the security gap for SMEs results from the cost and complexity of traditional comprehensive solutions, combined with the ineffectiveness of lower-end firewall solutions, which lead many SMEs to choose not to adopt any Internet security solution. Moreover, many enterprises that have installed security systems continue to experience significant security breaches because their systems are either configured improperly or are not timely or properly updated in response to the latest security threats. SOHOs and telecommuters that adopt "always-on" broadband Internet connections, particularly those accessing the corporate resources of a larger enterprise, face a similar security threat but may have more limited resources to dedicate to an Internet security solution.

International Data Corporation expects the worldwide firewall appliance market to grow from $182.2 million in 1998 to $1.4 billion in 2003. This translates to a 51% CAGR (compounded annual growth rate). International Data Corporation forecasts that the worldwide market for Internet security software will increase from $3.9 billion in 1999 to $11.2 billion in 2004 representing a 23% CAGR. The SME market represents 74% of this growth forecast.

The rise in the number of e-commerce firms, Internet service providers and small businesses has helped to boost the market for server appliances as these companies have had to bulk up on hardware. Market researcher Dataquest forecasts
2.9 million server appliances will be sold this year, 3.7 million in 2001, 5.1 million in 2002 and 7.3 million in 2003. Merrill Lynch conservatively predicts server appliance sales will reach $16 billion in 2002. Most of these servers need a level of digital security, which Merilus can provide through its products.

The Merilus Solution.

Merilus solutions have been developed to address the four basic concerns of enterprises wishing to connect internal networks to the Internet:

     o the security risk of allowing access to a local network through the Internet;

     o    the productivity losses amongst employees with access to the Internet;

     o    the high cost of Internet connectivity;

     o    the increase in network maintenance and administration.

Merilus continues to focus on product development to make Merilus's solutions easier to use through new features based on end-user feedback.

Merilus solutions are targeted to the SME market and it's sub marketing clusters. These include SOPs (single office professionals) and IDBNs (Internet distributed business networks). Merilus provides solutions that provide secured connectivity for central offices, branch offices, telecommuters and other remote users.

The Gateway Guardian solution is targeted at organizations implementing a secured shared-access Internet connection. The primary reason for Gateway Guardian within the product offerings is that it is intended as an "upgrade" into Merilus' other products and solutions that offer more features. Through the Virtual Private Networking module of Gateway Guardian, the product becomes an ideal solution for companies looking for simple and secure connections from remote offices back into a central office network.

FireCard is a "box within a box" to provide hardware level security within a server, or the LAN to which a server is connected. Using the features of Merilus' Gateway Guardian software, FireCard provides firewalling, VPN, bandwidth shaping, accounting and live monitoring at a fraction of the cost of existing security appliance firewalls. And it all fits neatly on a PCI card that can be added to any server either entering the market or already existing inside an enterprise or home.

Both Merilus products provide easy-to-implement network security.

Business Strategy

Merilus's goal is to become one of the leading providers of network and internet security systems and services to enterprises worldwide. In order to achieve this goal Merilus intends to:

         o        Focus on  Building  Strategic  and  Outsourcing  Partnerships.
                  Merilus is focused on building a marketing and sales strategy that takes full advantage of strategic relationships. These relationships will expand Merilus' technology, solutions, geographic and channel reach by creating complete solutions and powerful economies of scale. Merilus will also outsource many non-core components of its business plan to create innovative solutions, customer service and support, marketing and sales, training and public relations;
         o Form Strategic Alliances and Relationships. Merilus will stimulate its market share growth phase and long-term profitability by developing and nurturing strategic marketing and technology partnerships within the industry. Technology partnerships have been implemented to enhance Merilus's product offering and position within the market. New partnerships will take a variety of configurations from strategic alliance to outsourcing partnership to partial or complete merger and/or acquisition. Management views strategic alliances and relationships as integral components in the build out of the Merilus business plan;
         o        Expand  Sales  and  Distribution.   Merilus  key  distribution
                  strategy is to build an indirect sales model focusing on relationships with value added distributers ("VADs") and value added resellers ("VARS"), Internet/networking solution providers, telecommunications providers and other technology partnership organizations. These relationships will be focused on targeting key customer and end user groups within its products' target market and providing key values and fulfillment; and
         o Strengthen the Merilus Products Brand Name. Merilus brand strategy is focused on relationship building both online and offline. In particular, Merilus creates, through its message continuity, an identity with which its market can strongly relate to. Merilus is a business that concerns itself with ensuring that the needs of its customers are foremost in the minds of all those who work at Merilus. To this end, the name Merilus is a powerful brand that instantly creates an understanding in the target market of Merilus' purpose, products and services. Merilus motto is 'When you connect, we protect'.

Description of Products and Services

Merilus offers several versions of the Gateway Guardian for the networking market and has positioned the base version for the mass market with a clear upgrade path into Merilus's more advanced versions.

Gateway Guardian. Gateway Guardian is Merilus's software solution for creating firewall and virtual private networking. Gateway Guardian utilizes a Java-based configuration tool. Java ensures that the installation is platform independent and therefore it will support any operating system with an installed Java Runtime Environment (i.e. Windows 95/98/NT, Mac OS, linux, OS/2, Solaris, and SCO UNIX). Gateway Guardian contains an installation wizard that moves the user through a series of prompts regarding the installed hardware components on the system and how Gateway Guardian will connect to the Internet and configure the firewall.

Once the installation diskette has been created it can now be used to turn a PC with a network card and a modem (or two network cards) into an Internet router. The user simply turns on the PC and the firewall is activated. Gateway Guardian is distributed with four configurations:

     o Gateway Guardian PE - personal firewall solution - free sample version;

     o Gateway Guardian PRO - SME network firewall solution without Virtual Private Networking (VPN);

     o Gateway Guardian VPN - SME network firewall solution with Virtual Private Networking (VPN); and

     o Gateway Guardian Enterprise Edition - full featured and scalable to the size of the organization. The configuration with VPN support is intended for end-users with multiple locations that need to be connected and has a centralized server which acts as a VPN Server for each remote office running Gateway Guardian with the VPN client services.

FireCard. FireCard is Merilus's hardware based network security solution for creating firewall and virtual private networking.

As a form factor PCI card, the FireCard can integrate directly into any server supporting a PCI bus. This includes most x86 servers including, DELL, COMPAQ, HP and IBM, as well as other architecture such as Apple's G3/G4 line, and Sun's Sparc line of servers. Because FireCard only takes power from the bus, it does not affect the underlying operating system or hardware. Moreover, as a "box within a box", even if there are problems with the server, it does not affect the security of the network. As an example, an NT server failure would NOT affect the FireCard firewall, which would continue to secure the rest of the network.

Since the FireCard is an independent circuit with its own operating system, it does not affect the main server OS. Acting as a passthrough card like the original 3D accelerator cards, a simple crossover cable from the FireCard to the server's Ethernet card provides a secure backbone to the server. By plugging into a hub instead of the server's Ethernet card, this same card can act as a firewall to an entire LAN if desired. You no longer need a separate security appliance... you can use a FireCard.

But the FireCard can do more than that. As an IPSEC compliant device, the FireCard can act as a virtual private network (VPN) bridge. As such, a server shipped with a FireCard by an OEM partner would immediately be able to create secure VPN tunnels across the Internet. As well, this same device could interop with other IPSEC devices from other vendors, allowing for easy integration into existing network topologies and resources. This will open up an entirely new market with remote telecommuting employees, as these same cards can be utilized to connect remote employees with cable modems or DSL connections to the main office where the server with the FireCard is located.

FireCard is available in two configurations:

     o FireCard Enterprise: central office solution with VPN server and full range of features

     o FireCard SOHO: small office, branch office solution with VPN endpoint. In a partnership with National Semiconductor, Merilus has taken advantage of their embedded Geode processor technology. Working with a market dominant semiconductor designer has given Merilus a unique positioning as a market leader of new 'edge of network' peripheral devices. By designing the card to utilize reprogrammable flash memory, Merilus has made it easy to upgrade the technology without redesigning the hardware. Moreover, this creates an upgrade path for software, where new functionality can be added to existing customers with simple software upgrade packages. This prevents obsolescence of the FireCard into the future, and allows Merilus to rapidly respond to security threats and customer needs as they arise. FireCard is a low power consumption unit that can fit on a single PCI card, as well as industry standard networking devices such as routers and cellular network relays. Non-traditional applications include automobiles, military vehicular communication systems and satellite systems with a modified power connection.

Description of Services

Once the products have been provided, Merilus has the opportunity to create secondary streams of revenue. Through Merilus's OEM partners and through its own sales force Merilus can provide multiple forms of advanced services. These advanced services include:

     o Extended Firewall Management. The Gateway Guardian Suite of Firewall Management tools, offer clients more control over their local network. Including control of use, bandwidth and even services while taking advantage of the existing system already in place;

     o Policy Based Internet Management. Setting priorities on Internet use. Often critical applications suffer because someone is using the Internet for non-critical tasks, such as downloading the latest copy of their favorite MP3 or video game. The Systems Administrator can easily guarantee priority to critical areas such as video conferencing or web servers in the event that there is a conflict. Most companies are unaware that this technology exists; and

     o Virtual Private Networks. The customer can bore a "tunnel" through the Internet between two points. Using this technology, two offices (or more) can communicate with each other using data transfer, video conferencing, or voice in ABSOLUTE privacy. The special encryption algorithms make certain that no one can 'hack' in. Merilus products can integrate a solution with standards based IPSEC VPN devices on remote ends.

Service Fulfillment. Merilus has a quality customer service strategy that is designed to support the customer through each step of the purchase, installation, maintenance and support processes. Merilus is in the technology solutions industry and therefore requires geographic presence within Merilus's target markets.

Merilus will outsource technical support in the early stages of its market share growth phase. This will reduce pressure on Merilus's human resources and keep the emphasis on developing solutions and marketing and sales. The targeted support partners can also take the role of a VAR and installation partner within multiple markets in both North America and Internationally.

Sales and Marketing and Distribution

Merilus' key distribution strategy is to build an indirect sales model focusing on relationships with VADs and VARs. These relationships will be focused on targeting key customer and end user groups within its products' target market and providing key values and fulfillment.

Currently Merilus is distributing product directly to VARs with plans to shift focus to supporting channel partners. Merilus is currently negotiating with key North American and regional distributors. Merilus is developing OEM relationships for both hardware and software bundling with key server manufacturers. OEM partners will then be routed through VADs.

Merilus will provide five levels of end user fulfillment. Merilus is currently marketing their products directly to VARs. As the indirect sales model is developed there will be more reliance on distributors to provide fufillment.

        o         Merilus  to VAR
        o         Merilus to VAD
        o         VAD to VAR
        o         Merilus to OEM
        o         OEM to VAD

Merilus has also posted its for-sale software products to popular Internet Software Download and Purchase sites including:

         o         www.software.netwww.buydirect.com
         o         www.linuxcentral.com

Target Markets

Merilus software and hardware solutions are not geographically specific and can be utilized in any market. The configuration software tool can be localized to the worldwide market by being translated to a multitude of languages. Merilus will concurrently develop the North America, Asia and European markets. Merilus' goal is to enable users worldwide with secure network access and will address all markets within a reasonable period of time.

Customer Relationship Management

Merilus believes that the customer creates its products and solutions, which forces Merilus to focus on providing solutions that the market place is looking for and not solutions that Merilus deems the market needs.

Merilus links all data from Merilus' administrative, R&D, marketing, distribution, sales, beta, and customer support programs that focus on building strong relationships with a growing community of loyal customers. Merilus' objective is to consistently deliver high quality product offerings based on leading edge technology, ample product documentation, training, tutorials and a proficient support operation that uses suitable problem solving techniques. Merilus has a responsibility to continually increase customer satisfaction and brand loyalty by empowering the customers to help themselves. This is done by giving the customer easy access to the products and then helping the customer to get the most out of the product in the shortest period of time (minimize the learning curve). Merilus provides the following customer support:

         o Designing Clear Product Manuals, Getting Started Guides, Tutorials & On-line Help: Merilus designs clear and concise software user manuals, tutorials and on-line help. These product user manuals are tested in the field to find out where they can be improved. By selling products with clear, concise documentation and on-line help, Merilus can reduce the number of technical support calls and reduce deferred product costs.
         o Electronic On-line Support - High Value, Low Cost: Merilus has firmly established its on-line presence on the World Wide Web of the Internet through its Merilus Web site. Merilus has made electronic support extremely accessible to users through registration, beta and tech support forums that deal with specific issues such as frequently asked questions (FAQs) on Merilus product offerings. Merilus will continue to advance Merilus' online resources for customer support.
         o        Telephone and Live  Support:  This form of support is the most costly to provide, however, Merilus' support staff will walk customers through problems when all other methods of support have been exhausted. Generally, the problem is solved within a few minutes of the customer calling in to its support staff. To minimize this form of support, Merilus continually refines its online support to provide the most up-to-date and effective technical support information.
         o Product Reviewer Support: Merilus has firmly established reviewer support materials and documentation which answers frequently asked questions, makes competitive comparisons, provides product examples, and utilizes graphic and media support material to assure that Merilus receives the most positive media coverage possible for Merilus' products. This form of support is vital in Merilus' quest to obtain fair product reviews versus the product offerings of competitors in this fast paced market segment.
         o Product Support Through OEM's and VARs: When Merilus licenses its products to OEM's and distributes its products through VARs, extensive support material and documentation is provided to assist the third party in supporting the customer to reduce Merilus' overall support costs.
         o Product Support through Feedback Forums: Merilus has implemented the hardware and software to effectively support online Forums where customers can share product information with each other. This form of support function serves to build a community around Merilus and creates brand loyalty.

Merilus provides direct customer support to ensure that the customer has the right services at the right time, and individual attention. Rather than build out this support infrastructure, Merilus partners with companies that have support infrastructure in place. Merilus takes advantage of the partners customer support network and services to provide the best overall experience for Merilus customers.

Where support partners are not available, Merilus will utilize existing distributors and VAR with internal support capability. Merilus focuses on training and adherence to standards. Merilus is presently developing a training syllabus with Standard Operating Procedures.

Research and Development

Merilus' future success will depend on its focus of its research and development efforts on enhancing its existing products, developing new products based on its innovative distributed appliance architecture and developing services. Merilus' core focus is in using the linux operating system to create these solutions to maximize stability, usability, and scalability while, at the same time, minimizing costs and administrative overhead. Merilus utilizes open source software for its many benefits. In particular, it provides Merilus with software updates, improvements and support from multiple developmental communities. Thus, Merilus can leverage the open source community of developers to reduce development costs and decrease the time to market for its new products and upgrades.

Competition

The market for Internet security products is world-wide and highly competitive, and Merilus expects competition to intensify in the future. There are few substantial barriers to entry, and additional competition from existing competitors and new market entrants will occur in the future. Current and potential competitors in Merilus' markets include, but are not limited to the following, all of whom sell world-wide or have a presence in most of the major markets for such products:

     o enterprise firewall software vendors such as Check Point Software and Axent Technologies;

     o    network  equipment   manufacturers  such  as  Cisco  Systems,   Lucent
          Technologies, Nortel Networks, 3COM and Nokia;

     o    computer or network component manufacturers such as Intel Corporation;

     o operating system software vendors such as Microsoft Corporation, Novell and Sun Microsystems;

     o security appliance suppliers such as WatchGuard Technologies, Inc. and SonicWall, Inc.; and

     o low cost Internet router suppliers which may include limited Internet security functionality.

In the market for Internet security solutions, Merilus competes on the basis of technological expertise and functionality, breadth of service and product features, ease of installation and management, updatability, scalability, brand recognition, price and customer support. Many of its current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, marketing and other resources than Merilus does. Nothing prevents or hinders these actual or potential competitors from entering Merilus' target markets at any time. In addition, Merilus' competitors may bundle products competitive to Merilus with other products that they may sell to Merilus' current or potential customers.
These customers may accept these bundled products rather than separately purchasing its products. If these companies were to use their greater financial, technical and marketing resources in its target markets, it could adversely affect Merilus' business.

Government Regulation

Export restrictions on encryption technology above 64 bits are tightly controlled through the provisions of the Wassenaar Arrangement. The Wassenaar Arrangement is a 33 country agreement including Canada and the United States, signed December 3, 1998. The Wassenaar Arrangement controls the export of encryption technology to any destination outside of continental North America. This arrangement requires exporters of encryption technology to make an application prior to exportation. Applications for export under the agreement are evaluated on a case by case basis and considerable evaluation is done by both countries involved in the export review. The application process slows down the selling cycle and flow of trade of Merilus' products by requiring compliance with the terms of the Wassenaar Arrangement.

Proprietary Rights

Merilus does not possess any patents or trademarks at this time. Merilus relies on a combination of trademark, copyright and trade secret laws to protect its proprietary rights. On September 8, 2000, Merilus applied to trademark the names Merilus and FireCard in Canada. A similar application has been filed in the United States. None of these trademarks are considered significant in the protection of Merilus' technology. Merilus is in the process of implementing an employee confidential information and non-competition agreement which will provide additional protection to Merilus' technology. In addition, Merilus owns the Internet domain names of Merilus. Merilus's products, trademark, and other proprietary rights do not infringe on the proprietary rights of third parties.

Employees

As of November 27, 2000, Merilus had twenty (20) full time employees and no part-time employee. Golden Soil anticipates that the development of Merilus' business will require the hiring of additional employees. None of Merilus' current employees are covered by any collective bargaining agreement and Merilus has never experienced a work stoppage. Merilus considers its employee relations to be good. Merilus believes its future success will depend in large part on its continuing ability to attract, train and retain highly skilled technical, sales, marketing and customer support personnel.

Facilities

The corporate headquarters of Merilus is located in a 8,075 square foot ("sf") facility at #307, 46165 Yale Road, Chilliwack, British Columbia V2R 3C7. This facility is subject to a three year lease at a step rent which is currently $7,037.34 per to increase $7,358.01 on March 1, 2001, to further increase to $7678.67 on June 1, 2001. The lease expires on November 30, 2003 and may be renewed for an additional term of three years.

Selected Financial Data

The following selected financial data is obtained from the audited financial statements of Merilus, as of September 30, 2000, 1999 and 1998, which are included elsewhere in Exhibit 99.2 to this Information Statement. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and attached financial notes. Audited financial statements for Merilus are expected to be ready for filing at the time of Closing the Reorganization Agreement.


                                                         Merilus for Year Ended

                                                 09/30/00       09/30/99       09/30/98
                                                 --------       --------       --------
Revenue                                        $   409,821    $   164,816    $    14,780
Operating Expenses                             $   835,073    $   104,347    $    41,995
Cost of Goods Sold                             $   101,327    $    33,757    $     6,829
      Gross Profit (Loss) before the          ($   526,579)   $    26,712   ($    34,044)
                undernoted
Amortization and Management Salaries          ($   235,507)  ($    58,589)  ($    40,491)
Total Loss                                    ($   762,086)  ($    31,877)  ($    74,535)
Total Assets                                   $   272,931    $    25,655              0
Total Current Liabilities                      $ 1,131,868    $   122,506              0


Management Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations. Planned principal operations of Merilus commenced in 1996, however, to this date Merilus has received limited revenues. In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of Golden Soil, Merilus and its activities from its inception through September 30, 2000 fall within the referenced guidelines. Accordingly, Golden Soil has reported Merilus's activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

During the years ended September 30, 2000 and 1999 and 1998, Merilus sustained a net loss of approximately $ 762,086, $ 31,877, and $ 74,535 , respectively. These losses are expected to continue for a presently undetermined time. Golden Soil's losses in 1999, independent of Merilus, were minimal due to lack of business operations.

Sales and Revenues. Merilus has derived (or intends to derive) revenues generally from sale of the products described herein. In order to increase revenue Merilus is currently in discussion to enter into distribution agreements with a variety of companies who have established distribution into target markets. Merilus intends to establish a sales and marketing organization and attempt to develop strategic partner relationships with national companies and expand advertising and promotion. No assurances can be given that Merilus will be successful in these efforts.

Liquidity and Capital Resources. As of September 30, 2000, Merilus had net stockholders' deficit of $ 858,937, accumulated losses during the development stage of $ 868,498 and a working capital deficit of $ 825,196. There can be no assurance that Merilus will be able to continue as a going concern or achieve material revenues or profitable operations. Merilus is dependent on the proceeds of the Private Placement(s) and sufficient cash flow from operations to meet its short-term and long-term liquidity needs. Merilus may require additional financing beyond the proceeds received in the Private Placements depending on the number of securities sold in the Private Placements and the amount of revenue derived from operations. In this event, no assurances can be given that such financing will be available in the amount required or, if available, that it can be on terms satisfactory to Merilus.

The maximum proceeds of the Private Placements are intended to be used to provide Merilus with the necessary capital to maintain and expand its operations for a period of 12 months when Merilus expects to achieve significant cash flow from operations, although no assurances can be given in this regard.

Year 2000 Update. Even though the date is now past January 1, 2000 and Merilus has not experienced any adverse impact on Merilus's operations from the transition to the Year 2000, Merilus cannot provide complete assurance that Merilus's operations have not been affected in a manner that is not yet apparent or that will arise in the future. In addition, computer programs that were date sensitive to the Year 2000 may not have been programmed to process the Year 2000 as a leap year, and any negative consequential effects remain unknown. As a result, Merilus will continue to monitor Merilus's Year 2000 compliance and the Year 2000 compliance of Merilus's agents. However, Merilus anticipates no Year 2000 problems that are reasonably likely to have a material adverse effect on Merilus's operations.

Risks Related to the Business of Merilus

The following is a summary of some of the risk factors which may have an impact on the Merilus's business efforts:

Merilus has a limited operating history in a new and rapidly changing industry.

Merilus Has Not Been Profitable and Expects Future Losses Which Would Result in a Decline in Golden Soil's Common Stock and a Loss of Your Investment. Merilus incurred net losses of approximately $ 762,086 for its fiscal year ended September 30, 2000. Merilus has not achieved profitability in any quarterly or annual period since inception and expects to continue to incur net losses for the foreseeable future. Merilus cannot be certain that it will ever obtain sufficient revenues to achieve profitability. Even if Merilus does achieve profitability, it cannot be certain that it can sustain or increase profitability on a quarterly or annual basis in the future. Merilus expects that costs and expenses will continue to increase in future periods, which could negatively affect future operating results.

Because Many Potential Customers Are Unaware of the Need for Internet Security or May Perceive it as Costly and Difficult to Implement, Our Products and Services May Not Achieve Market Acceptance. Golden Soil and Merilus believe that many potential customers, particularly SMEs, SOHOs and telecommuters, are not fully aware of the need for Internet security products and services. Historically, only enterprises having substantial resources have developed or purchased Internet security solutions. Also, there is a perception that Internet security is costly and difficult to implement. Merilus will not succeed unless it can educate its market about the need for Internet security and convince potential customers of its ability to provide this security in a cost-effective and administratively feasible manner. Although we have spent, and will continue to spend, considerable resources educating potential customers about the need for Internet security and the benefits of its products and services, its efforts may be unsuccessful.

Merilus May Be Unable to Manage Its Growth, and If Merilus Cannot Do So, it Could Have a Material Adverse Effect on Our Business. Merilus' business has grown rapidly in the last year and management expects that Golden Soil and Merilus will continue to expand in terms of employees, manufacturing and shipping requirements, product lines, our customer base and end user installed base. This rapid expansion is expected to place a significant strain Merilus' administrative, operational and financial resources and will result in ever-increasing responsibilities for Merilus' management personnel. These changes will increase the complexity of managing Merilus and Golden Soil. If Merilus cannot manage its growth effectively, Merilus' business prospects will be materially adversely affected.


If Merilus' Third-party Resellers and Distributors Fail to Perform, Our Ability to Sell Our Products and Services Will Be Limited. We intend to sell Merilus' products to end users through distributors, resellers and original equipment manufacturers. Merilus' success depends in large part on their performance. These customers are not obligated to purchase or market Merilus' products and can stop doing so at any time, and have no exclusive arrangements with Merilus, and are not obligated to renew their agreements with Merilus. Merilus' resellers and distributors have the ability to sell products and services that are competitive with Merilus, to devote more resources to those competitive products or to cease selling Merilus' products and services altogether.

Average Selling Prices of Merilus Products May Decrease, Which May Reduce Our Gross Margins. The average selling prices for Merilus' products may decline as a result of competitive pricing pressures, promotional programs and customers who negotiate price reductions in exchange for longer term purchase commitments. The pricing of products depends on the specific features and functions of the products, purchase volumes and the level of sales and service support. We and Merilus expect competition to increase in the future. As Merilus experiences pricing pressure, Merilus anticipates that the average selling prices and gross margins for its products will decrease over product life cycles. Merilus cannot assure you that it will be successful in developing and introducing on a timely basis new products with enhanced features, or that these products, if introduced, will enable Merilus to maintain its average selling prices and gross margins at current market levels.

If Merilus Is Unable to Compete Successfully in the Highly Competitive Market for Internet Security Products and Services, Its Business Will Fail. The market for Internet security products is intensely competitive and we expect competition to intensify in the future. An increase in competitive pressures in this market or Merilus' failure to compete effectively may result in pricing reductions, reduced gross margins and loss of market share. Currently, the dominant competitors in this industry are Cisco Systems, Inc., Check Point Software Technologies Ltd. and Nokia Corporation. Other current and potential competitors include hardware, software and operating system vendors such as Axent Technologies, Inc., Lucent Technologies, Inc., Microsoft Corporation, Network Associates, Inc., Novell, Inc., Sun Microsystems Inc. and a number of smaller companies. Many of these competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, marketing and other resources than Merilus does. In addition, Merilus' current and potential competitors have established or may establish cooperative relationships among themselves or with third parties that may further enhance their resources, such as the partnership between Check Point and Nokia. As a result, they may be able to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products and services, initiate or withstand substantial price competition, take advantage of acquisition or other opportunities more readily or develop and expand their product and service offerings more quickly. In addition, Merilus' competitors may bundle products competitive with Merilus with other products that they may sell to Merilus' current or potential customers.
These customers may accept these bundled products rather than separately purchasing Merilus' products.

Rapid Changes in Technology and Industry Standards Could Render Merilus' Products and Services Unmarketable or Obsolete, and Merilus May Be Unable to Introduce New Products and Services Timely and Successfully. To succeed, Merilus must continually change and improve its products in response to rapid technological developments and changes in operating systems, Internet access and communications, application and networking software, computer and communications hardware, programming tools, computer language technology and hacker techniques. Merilus may be unable to successfully and timely develop these new products and services or achieve and maintain market acceptance. The development of new, technologically advanced products and services is a complex and uncertain process requiring great innovation and the ability to anticipate technological and market trends. Because network and Internet security technology is complex, it can require long development and testing periods. Releasing new products and services prematurely may result in quality problems, and releasing them late may result in loss of customer confidence and market share. When Merilus does introduce new or enhanced products and services, Merilus may be unable to manage the transition from the older products and services to minimize disruption in customer ordering patterns, avoid excessive inventories of older products and deliver enough new products and services to meet customer demand.

Merilus May Be Required to Defend Lawsuits or Pay Damages in Connection with the Alleged or Actual Failure of Merilus' Products and Services. Because Merilus' products and services provide and monitor network and Internet security and may protect valuable information, Merilus may face claims for product liability, tort or breach of warranty relating to its products and services. Anyone who circumvents Merilus' security measures could misappropriate the confidential information or other property of end-users using Merilus' products and services or interrupt their operations. If that happens affected end-users may sue Merilus. In addition, Merilus may face liability for breaches caused by faulty installation of its products by resellers or end-users. Although Merilus will attempt to reduce the risk of losses from claims through contractual warranty disclaimers and liability limitations, these provisions may be unenforceable. Some courts, for example, have found contractual limitations of liability in standard software licenses to be unenforceable because the licensee does not sign them. Defending a suit, regardless of its merit, could be costly and could divert management attention. Although Merilus currently maintain business liability insurance, this coverage may be inadequate or may be unavailable in the future on acceptable terms, if at all.

A Breach of Security Could Harm Public Perception of Merilus' Products and Services. Merilus will not succeed unless the marketplace is confident that its provides effective Internet security protection. Even networks protected by Merilus' software products may be vulnerable to electronic break-ins and computer viruses. If an actual or perceived breach of Internet security occurs in an end-user's systems, regardless of whether the breach is attributable to Merilus, the market perception of the efficacy of Merilus' products and services could be harmed. This could cause Merilus to lose current and potential customers or cause it to lose potential resellers, distributors and original equipment manufacturer partners. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, Merilus may be unable to anticipate these techniques.

If Merilus is Unable to Prevent Attacks on Its Internal Network System by Computer Hackers, Public Perception of Merilus' Products and Services Will Be Harmed. Because Merilus provides network and Internet security, Merilus may become a target of attacks by computer hackers. If attacks on Merilus' internal network system are successful, public perception of Merilus' products and services will be harmed.

Governmental Controls over the Export or Import of Encryption Technology Could Cause Merilus to Lose Sales. Any additional governmental regulation of imports or exports or failure to obtain required export approval of our encryption technologies could adversely affect Merilus' international and domestic sales. The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies, especially encryption technology. In addition, from time to time governmental agencies have proposed additional regulation of encryption technology, such as requiring the escrow and governmental recovery of private encryption keys. Additional regulation of encryption technology could delay or prevent the acceptance and use of encryption products and public networks for secure communications. This, in turn, could result in decreased demand for Merilus' products and services.

In addition, some foreign competitors are subject to less stringent controls on exporting their encryption technologies. As a result, they may be able to compete more effectively than Merilus can in the North America and international Internet security markets.

Merilus Business Success Depends on Its Ability to Protect and Enforce Its Intellectual Property Rights. Despite Merilus' efforts to protect its proprietary rights, unauthorized parties may misappropriate or infringe on its trade secrets, copyrights, trademarks, service marks and similar proprietary rights. Merilus faces additional risk when conducting business in countries that have poorly developed or inadequately enforced intellectual property laws. While Merilus is unable to determine the extent to which piracy of its software and other products exists, Merilus expects piracy to be a continuing concern, particularly in international markets and as a result of the growing use of the Internet. In any event, competitors may independently develop similar or superior technologies or duplicate the technologies Merilus has developed, which could substantially limit the value of its intellectual property.

Intellectual Property Claims Against Merilus Can Be Costly and Could Impair Its Business. Other parties may assert infringement or unfair competition claims against Merilus. Golden Soil and Merilus cannot predict whether third parties will assert claims of infringement against Merilus, or whether any past or future assertions or prosecutions will harm its business. If Merilus is forced to defend against any such claims, whether they are with or without merit or are determined in favor of Merilus, then Merilus may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, Merilus may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to Merilus, or at all. If there is a successful claim of product infringement against Merilus and it is unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could have a material adverse effect on Merilus' business, financial condition and results of operations.

Merilus Could Be Required to Cut Back or Stop its Operations If it Is Unable to Obtain Needed Funding. Merilus will need to raise additional capital to run its business, repay indebtedness incurred in connection with upgrading its operations, fund anticipated expansions and meet pre-existing cash obligations through the end of the 2001. Should Merilus be unsuccessful in its efforts to raise capital, it will be required to curtail its expansion plans or it may be required to cut back or stop operations. There can be no assurance that Merilus will raise additional capital or generate funds from operations sufficient to meet its obligations and planned requirements.

The Loss of Key Personnel Could Weaken Merilus's Technical and Operational Expertise, Delay Entry into New Markets and Lower the Quality of its Service. Merilus's success depends on the continued efforts of its senior management team and its technical, marketing and sales personnel. Merilus also believes that to be successful it must hire and retain highly qualified engineering personnel. Competition in the recruitment of highly qualified personnel is intense. Hiring employees with the skills and attributes required to carry out its strategy can be time consuming. Merilus may not be able to retain or successfully integrate existing personnel or identify and hire additional qualified personnel. If Merilus loses the services of key personnel or is unable to attract additional qualified personnel, its business could be materially and adversely affected. Merilus has key-man life insurance for Messrs. Dana Epp and Kevin Traas.

Forward-looking Statements

Certain statements included in this Information Statement regarding Golden Soil and Merilus which are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of Golden Soil and Merilus after the Reorganization. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of Merilus's sales strategies, market acceptance of Merilus's products and services, Merilus's ability to obtain a larger number and size of contracts, the timing of contract awards, work performance and customer response, the impact of competitive products and pricing, and technological developments by Merilus's competitors. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.


                              ELECTION OF DIRECTORS

Because the current officers of Golden Soil will resign their positions with Golden Soil at the closing of the Reorganization and the nine new directors will be elected by the stockholders pursuant to this Information Statement, all of the information set forth in this Section regarding the "Election of Directors" pertains to those executives of Merilus who will become directors and officers of Golden Soil on the closing of the Reorganization. Information regarding the current officer and director of Golden Soil is set forth in Golden Soil's Form 8-K current



                            [CONTINUED ON NEXT PAGE]
report dated September 6, 2000 and amended September 29, 2000 which was filed with the Securities and Exchange Commission.

Information Concerning Nominees

The following nominees of Merilus and Mr. Gushlak are expected to become executive officers and directors of Golden Soil at the closing of the Reorganization.


Name                    Age    Expected Position with Company
----                    ---    ------------------------------
Dana Epp                27     Director, President and Chief Executive Officer
Kevin Traas             31     Director, Secretary and Chief Information Officer
Ross Mrazek             32     Director, Vice President International Sales
Bruce Davies            38     Director, General Legal Counsel
John Paul DeJoria       56     Director
Gerald C. Allen         56     Director
Gene Hoffman, Jr.       25     Director
Aaron Fleck             76     Director
Myron Gushlak           31     Director

The following describes the principal occupation of each officer and director of Golden Soil for the previous five years:

Mr. John Paul DeJoria is the Chairman, Chief Executive Officer and one of the two founders of John Paul Mitchell Systems a privately owned professional hair care company with retail sales exceeding $600 million annually. John Paul Mitchell Systems markets more than 90 products in 45 different countries through approximately 110,000 hair salons. Mr. DeJoria gives of his time and financial backing to a number of philanthropic causes. He also has served as a member of the Board of Directors of the American Beauty Association, and is a current member of the Board of Directors of Solar Electric Fund, the Council of Advisors of Global Green USA, and is the Honorary Secretary of the State of Louisiana.

Mr. Gerald C. Allen has been involved in the ownership and management of various enterprises in the oil and gas sector during the last twenty years. He is the founder and Chairman of JA Geophysical Company and NRG Resources Ltd. He is currently chairman and a major shareholder of Industrial Services, Inc. which owns MQS Inspection, Inc. and Copperheat, Inc. Cooperheat is one of the largest providers of onsite specialty heating products and services providing value to the oil and gas production and processing industries. MQS Inspections has been the recognized leader in quality services to U.S. industry for over 65 years. It offers a complete range of Nondestructive Examination (NDE) services--including Ultrasonics, X-ray, Eddy Current, Magnetic Particle, Liquid Penetrant and Visual--from one-time inspections to comprehensive quality-control programs. Mr. Allen has served on various civic boards and has served as a member of the Board of Directors of two banks one State and one National Bank.

Mr. Gene Hoffman, Jr., is a co-founder of Emusic.com, Inc.,and has been President, Chief Executive Officer, and a Director with Emusic since January 1998. Emusic.com, Inc. is one of the leading providers of downloadable music on the Internet. From November 1996 to December 1997, Mr. Hoffman was Director of Business Development 92 and Director of Interactive Marketing of Pretty Good
Privacy. From October 1995 to November 1996, he was founder, director and Executive Vice President of PrivNet, Inc., an Internet privacy software company. From August 1993 to October 1995, Mr. Hoffman was a student at the University of North Carolina, Chapel Hill.

Mr. Aaron Fleck is a registered investment advisor and owner of Aaron Fleck & Associates LLC. He is the organizer and partner of Enter Media Growth Fund, CF Global Growth Fund, AFA Management Partners, LP, Fleck T.I.M.E. Fund and the Fleck T.I.M.E. Offshore Fund. Mr. Fleck serves on the Advisory Council for the Central

Asia Caucasus Institute, the National Committee for the National Jewish Hospital, as well as the Advisory Board of the Pitkin County Bank and the National Committee at the Kennedy Center of Performing Arts. In the past he has served on many civic, business and charitable boards.

Mr. Myron Gushlak currently serves as Managing Director of Imperium Capital, a Cayman Islands based private venture capital Company that provides financing and ongoing management to technology companies, with a specific focus on the media/entertainment and telephony industries. Accomplishments include the initial funding and public listing of Emusic.com, Inc., which is one of the leading providers of downloadable music on the Internet; the initial funding and public listing of netValue Holdings, Inc., a leading public internet incubator, and the initial funding and public listing of GlobalNet, one of the largest North American based VoIP providers. He also is a co-founder and on the board of directors of Laugh.com; and is on the board of advisors of netValue Holdings, Inc. and Sticky Networks, a multilayer search tool company founded by the former CEO of Infoseek. Prior to this, he was a Broker at one of Canada's largest Independent brokerage firms.

Mr. Dana Epp is a co-founder of Merilus, and is its current President, Chief Executive Officer, and a Director. Mr. Epp has many years of computer networking experience with particular emphasis on secure network connectivity and embedded Java applications. Mr. Epp has been an instructor in the Computer Information Systems (CIS) Department at the University College of the Fraser Valley, teaching Linux, Java and C++ programming. He has brought to market Internet appliances, secure firewalling devices, wireless routers and Java cryptographic devices which are based on Linux. For the past three years, he has been President of the Fraser Valley Linux Users Group, and a steering committee member of CLUE, the Canadian Linux Users' Exchange. Mr. Epp has been awarded 2 years running (1999 and 2000) the Community Spirit Award for Business in recognition of his ongoing initiatives in promoting high technology industries in his community.

Mr. Kevin Traas is a co-founder of Merilus and is its current Chief Information Officer and a Director. Mr. Traas is a SCO Unix Advanced Certified Engineer, Novell Certified Network Administrator, and Microsoft Certified Professional. Mr. Traas has more than ten years of experience in managing, administrating and maintaining computers, networks and network servers with specific focus on Internet services. Mr. Traas' experience spans all aspects of the computer industry including research and design solutions, purchasing, implementing, and establishing computer and Internet-related services, maintaining systems, and support. While working closely with Dana Epp as the Head System Administrator of ValleyNet and as a Board Member of the Fraser Valley Community Information Society, Mr. Traas has gained practical knowledge in customer service, project team management, administration, Internet security, and all things related to maintaining the efficient operations of an Internet and Security Solutions Provider. Mr. Traas has considerable experience in implementing and maintaining the most efficient network communication solutions no matter what the situation or scale.

Mr. Bruce Davies is a corporate attorney at the Chilliwack, B.C. law firm of Sliman, Stander & Company and brings Merilus 12 years of experience in advising businesses in all facets of their operations. Mr. Davies attended Simon Fraser University of Burnaby, B.C. from 1980 to 1984 as a joint business administration/economics major and the University of British Columbia from 1984 to 1987 in the faculty of law. Following graduation, Mr. Davies articled and practiced law in the business law department of a medium sized Vancouver, B.C. law firm and in 1993 moved to the Fraser Valley area of B.C. Mr. Davies will provide Merilus with legal advice on all facets of its business including preservation of intellectual property rights, employment law, mergers and acquisitions, corporate finance, etc.

Mr. Ross Mrazek is the current Vice President of International Sales of Merilus. He was formerly the CFO of Universal Scholars Corp., a Washington DC based provider of online professional education and specialized content focused on Asian markets. Mr. Mrazek was formerly Manager, Emerging Markets with the Business Development Bank of Canada. Mr. Mrazek advises and structures venture investment opportunities in the high technology and emerging market sectors. Mr. Mrazek has worked in the corporate finance field with North American Trust Company in Toronto and has been a corporate and commercial banker with Laurentian Bank in Vancouver. In addition, Mr. Mrazek has worked on a number of projects in the United States, Europe, Russia and Asia. Mr. Mrazek is a graduate of the University of British Columbia and the American Graduate School of International Management (Thunderbird).

Executive Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. No amounts have been paid to directors of Golden Soil in such capacity since inception.

Merilus paid Mr. Dana Epp a salary of CD$ 50,017 and CD$ 30,800 for 1999 and 1998, respectively in his capacity as President and Chief Executive Officer. Mr. Kevin Traas received a salary of $ 24,479 and $ 4,400 for 1999 and 1998, respectively for acting as Chief Information Officer. Mr. Ross Mrazek began drawing a salary from Merilus in the fall of 2000. Although Mr. Bruce Davies did not receive a salary his law firm Sliman, Stander & Company received legal fees for work completed on behalf of Merilus. All other directors received no salary. From time-to- time over the past few years, Merilus has accrued salaries of its executive officers. At September 30, 2000, such arrears total approximately CD$ 235,507.

During the period from inception to November 27, 2000, no cash compensation was paid to any of the directors of Merilus for serving in such capacity. Merilus's Board of Directors has complete discretion as to the appropriateness of:
        o         key-man life insurance,
        o         obtaining officer and director liability insurance,
         o employment contracts with and compensation of executive officers and directors, o indemnification contracts, and o bonuses and incentive plans to award executive officers and key employees.


The following table sets forth the annual salary for each executive officer of Golden Soil which will be in effect as of the Closing of the Reorganization:

                                                                  Annual Salary
Name                          Office                                                   2000 (projected)(1)
----                          ------                                                   -------------------
Dana Epp                      President, Chief Executive Officer                       $ 200,000(2)
Kevin Traas                   Executive Vice President, Chief Operating Officer        $ 175,000
Ross Mrazek                   Vice President International Sales                       $ 125,000(2)
Chad Northcott                Chief Operations Officer                                 $ 125,000
Stephen P.H. Hemenway         Vice President Sales                                     $ 125,000
Vacancy to be filled.         Senior V.P. and Chief Financial Officer                  To be determined

     (1)  The  definitive   compensation  of  Golden  Soil's  officers  will  be
          determined by the Board of Directors of Golden Soil.

     (2)  As a term of the  Reorganization  Agreement  Golden  Soil  will  cause
          Merilus to enter into employment agreements with Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek who are considered key persons to the success of the business. These are, therefore, salaries to be paid by Merilus not Golden Soil.

As a term of the Reorganization Agreement Golden Soil intends to cause Merilus to enter into employment agreements with Messrs. Dana Epp, Chad Northcott, Kevin Traas, Stephen P.H. Hemenway and Ross Mrazek for a term commencing on Closing of the Reorganization and continuing until January 1, 2002, unless otherwise terminated pursuant to the terms of their individual employment agreements. In addition to financial remuneration, each will also be entitled to the following: major medical health benefits equivalent to that provided to the officers in Merilus; indemnification from any claim or law suit which may be asserted against him when acting in their official capacity for Merilus provided that said indemnification is not in violation of any federal or state law or rule or regulation of the Securities and Exchange Commission; and options to purchase up to purchase shares of the Common Stock of Golden Soil. Each employment agreement also contains certain provisions with respect to disability, termination, confidentiality and non-competition.

Board of Directors Report on Executive Compensation

The Board of Directors of Merilus has been composed of Dana Epp, Kevin Traas and Ross Mrazek, Stephen P.H.
Hemenway, Chad Northcott and Bruce Davies

Golden Soil's Board of Directors, which will include Messrs. John Paul DeJoria, Gerald C. Allen, Gene Hoffman, Jr., Aaron Fleck, Myron Gushlak, Dana Epp, Kevin Traas, Ross Mrazek and Bruce Davies, will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of Golden Soil. The goals of Golden Soil are to align compensation with business objectives and performance and to enable Golden Soil to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Golden Soil. Golden Soil intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, Golden Soil may set up a pension plan or similar retirement plans.

Stock Options

There are currently no stock options outstanding. The Board of Directors and Majority Shareholders have adopted and approved an incentive stock option plan (the "Plan") providing for the granting of stock options to officers, directors, employees and key consultants of Golden Soil and its subsidiaries or affiliates. It is expected that this stock option plan will be registered on Form S-8 with the Securities and Exchange Commission. (See "2000 STOCK OPTION PLAN" for further details.)

Familial Relationships

There are no family relationships.

Indemnification

Article Thirteen of Golden Soil's Certificate of Incorporation provides for it to indemnify any and all directors and officers whom it will have power to indemnify under Section 78.751 of the Nevada Revised Statutes from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein will not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office, and will continue as to a person who has ceased to be a director of officer and will inure to the benefits of the heirs, executors and administrators of such a person. Golden Soil has been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, that such provisions are against public policy as expressed in the Securities Act of 1933 and are therefore unenforceable.


                             2000 STOCK OPTION PLAN
                             ----------------------

General.

The Board of Directors and Majority Shareholders have adopted and approved a stock option plan (the "Plan"). The purpose of the Plan is to enable Golden Soil to offer it's officers, directors, employees and consultants and advisors performance-based incentives and other equity interests in Golden Soil, thereby attracting, retaining, and rewarding such personnel. Golden Soil believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of Golden Soil. There is reserved for issuance under the Plan an aggregate of 1,400,000 shares of Common Stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.
In addition, awards of or rights to purchase shares of Golden Soil's Common Stock ("Stock Rights") may be granted under the Plan. A copy of the Plan is attached as Exhibit 10.2.

Administration.

The Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). The Administrator, subject to the terms and conditions of the plan, has authority to:

     o    select the persons to whom options and Stock Rights are to be granted;

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     o    determine  the number of shares of Common  Stock to be covered by each option and Stock Right granted;

     o    approve forms of option agreement for use under the Plan;

     o    determine the terms and conditions of any option or Stock Right;

     o reduce the exercise price of any option or Stock Right if the fair market value of the Common Stock covered by such Option or Stock Right has declined since the date the option or Stock Right was granted;

     o    institute an option exchange program;

     o    interpret the Plan and awards granted under the Plan;

     o prescribe, amend and rescind rules and regulations relating to the Plan or sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     o    modify or amend each option or Stock Right issued;

     o allow Optionees to satisfy withholding tax obligations by electing to have Golden Soil withhold from the shares to be issued on exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld;

     o authorize any person to execute on behalf of Golden Soil any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and

     o make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

 All decisions, interpretations and other actions of the Administrator are final and binding on all holders of options and Stock Rights.

Eligibility; Limitations of Options.

Non-statutory stock options and Stock Rights may be granted under the Plan to employees, directors and consultants of Golden Soil or any parent or subsidiary of Golden Soil. Incentive stock options may be granted only to employees. As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of Golden Soil. In order to preserve Golden Soil's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of Golden
Soil, options to purchase more than 1,000,000 shares of Common Stock plus options to purchase up to an additional 1,000,000 shares of Common Stock in connection with such employee's initial commencement of service to Golden Soil.

Terms and Conditions of Options.

Options granted under the Plan are subject to additional terms and conditions under the individual option agreement. These terms and conditions include:

     o Exercise Price. The Administrator will determine the exercise price of options granted at the time of grant. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

     o Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

     o Form of Consideration. The means of payment for shares issued on exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of Golden Soil (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

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



     o Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

     o Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

     o Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that the option was exercisable at the time of termination of employment.

     o Non-transferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     o Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.

     o Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between Golden Soil and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement will give Golden Soil a reacquisition option exercisable on the voluntary or involuntary termination of the recipient's employment or consulting relationship with Golden Soil for any reason (including death and disability). The acquisition price for any shares reacquired by Golden Soil will be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

Adjustments of Options on Changes in Capitalization.

In the event that the stock of Golden Soil changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of Golden Soil effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and will release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution. In the event of a merger, sale or reorganization of Golden Soil into another corporation that results in a change of control of Golden Soil, options that would have become vested within 18 months after the closing date of the merger transaction will accelerate and become fully vested on the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

Amendment and Termination of the Plan.

The Administrator may amend, alter, suspend or terminate the Plan, or any part of the Plan, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

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



Federal Income Tax Consequences of Options

Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or on its exercise, although the exercise may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of:

     o the fair market value of the shares at the date of the option exercise; or

     o    the sale price of the shares.

Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of Golden Soil. Golden Soil is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Golden Soil is subject to tax withholding by Golden Soil. Golden Soil is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. On a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Rights. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to Golden Soil's right to reacquire the stock on the recipient's termination of employment with Golden Soil. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by Golden Soil. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of Golden Soil.

The foregoing is only a summary of the effect of federal income taxation on optionees and Golden Soil with respect to the grant and exercise of options, and on recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.


                             INDEPENDENT ACCOUNTANTS
                             -----------------------

Golden Soil's current auditor is the Salt Lake City firm of Andersen  Andersen &
Strong.   During  the  past  two  years  there  have  been  no  changes  in,  or disagreements with, accountants on accounting and/or financial disclosure.


                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------


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



We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                     INCORPORATION OF DOCUMENTS BY REFERENCE
                     ---------------------------------------

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed by Golden Soil pursuant to the Securities Exchange Act of 1934: (i) Golden Soil's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; (ii) Golden Soil's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000; (iii) Golden Soil's Current Reports on Form 8-K filed with the Commission on September 6, 2000 and amended September 29, 2000; and (iv) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                  Golden Soil, Inc.
                  c/o Venture Law Corporation
                  618 - 688 West Hastings Street
                  Vancouver, British Columbia V6B 1P1
                  Telephone No.: (604) 659-9188

You should rely only on the information we have provided or incorporated by reference in this Information Statement or any supplement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

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